W A C H O V I A   C O R P O R A T I O N   A N D   S U B S I D I A R I E S
-------------------------------------------------------------------------------

First Quarter 2002

Management's Analysis of Operations
Quarterly Financial Supplement
Three Months Ended March 31,2002











































                                                                 [WACHOVIA LOGO]

                                                                     WACHOVIA


WACHOVIA CORPORATION AND SUBSIDIARIES
QUARTERLY FINANCIAL SUPPLEMENT
THREE MONTHS ENDED MARCH 31, 2002
TABLE OF CONTENTS
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---------------------------------------------------------------------------------------------------------------------------



                                                                                                                      PAGE
---------------------------------------------------------------------------------------------------------------------------
Financial Highlights                                                                                                     1

Management's Analysis of Operations                                                                                      2

Selected Statistical Data                                                                                               25

Summaries of Income, Per Common Share and Balance Sheet Data                                                            26

Merger-Related and Restructuring Charges                                                                                27

Business Segments                                                                                                       28

Fee and Other Income - Corporate and Investment Bank                                                                    36

Selected Ratios                                                                                                         37

Securities                                                                                                              38

Loans - On-Balance Sheet, and Managed and Servicing Portfolios                                                          39

Loans Held for Sale                                                                                                     40

Allowance for Loan Losses and Nonperforming Assets                                                                      41

Nonaccrual Loan Activity                                                                                                42

Goodwill and Other Intangible Assets                                                                                    43

Deposits                                                                                                                44

Time Deposits in Amounts of $100,000 or More                                                                            45

Long-Term Debt                                                                                                          46

Changes in Stockholders' Equity                                                                                         47

Capital Ratios                                                                                                          48

Risk Management Derivative Financial Instruments                                                                        49

Risk Management Derivative Financial Instruments - Expected Maturities                                                  51

Risk Management Derivative Financial Instruments Activity                                                               52

Net Interest Income Summaries - Five Quarters Ended March 31, 2002                                                      53

Consolidated Condensed Statement of Income                                                                              55

Consolidated Statements of Operating Earnings -  Five Quarters Ended March 31, 2002                                     56

Consolidated Balance Sheets                                                                                             57

Consolidated Statements of Income (Loss) -  Five Quarters Ended March 31, 2002                                          58

Consolidated Statements of Cash Flows                                                                                   59

FINANCIAL HIGHLIGHTS

-----------------------------------------------------------------------------------------------------------------

                                                                                     Three Months Ended
                                                                                              March 31,
                                                                                -----------------------   Percent
                                                                                                         Increase
(Dollars in millions, except per share data)                                          2002        2001 (Decrease)
-----------------------------------------------------------------------------------------------------------------
FINANCIAL HIGHLIGHTS
OPERATING EARNINGS
Net interest income (Tax-equivalent)                                          $      2,477       1,734        43 %
Fee and other income                                                                 2,027       1,546        31
-------------------------------------------------------------------------------------------------------
Total revenue (Tax-equivalent)                                                       4,504       3,280        37
Provision for loan losses                                                              339         219        55
Noninterest expense                                                                  2,777       2,138        30
Income taxes (Tax-equivalent)                                                          480         313        53
-------------------------------------------------------------------------------------------------------
Income before merger-related, restructuring and
  other charges/gains (Operating earnings)                                             908         610        49
After-tax merger-related, restructuring and other charges/gains                          5         (26)        -
-------------------------------------------------------------------------------------------------------
Net income                                                                             913         584        56
Dividends on preferred stock                                                             6           -         -
-------------------------------------------------------------------------------------------------------
Net income available to common stockholders (As reported)                     $        907         584        55 %
=================================================================================================================
DILUTED EARNINGS COMMON PER SHARE
Income before merger-related, restructuring and other charges/gains           $       0.66        0.62         6 %
Net income                                                                    $       0.66        0.59        12 %
=================================================================================================================
PROFITABILITY (OPERATING EARNINGS)
Return on average common stockholders' equity                                        12.68 %     15.64         -
Net interest margin                                                                   3.90        3.42         -
Fee and other income as % of total revenue                                           45.00       47.13         -
Overhead efficiency ratio                                                            61.66       65.18         -
Effective income tax rate                                                            32.09 %     31.54         -
=================================================================================================================
CASH OPERATING EARNINGS
Net income                                                                    $      1,016         684        49 %
Diluted earnings per common share                                             $       0.74        0.69         7 %
Return on average tangible common stockholders' equity                               25.30 %     22.91         -
Return on average common stockholders' equity                                        14.19       17.52         -
Overhead efficiency ratio                                                            57.93 %     62.80         -
Operating leverage                                                            $         42         (67)        - %
=================================================================================================================
PERIOD-END BALANCE SHEET DATA
Securities                                                                    $     57,382      51,528        11 %
Loans, net                                                                         162,294     122,853        32
Total assets                                                                       319,853     252,949        26
Total deposits                                                                     180,033     140,795        28
Long-term debt                                                                      39,936      36,092        11
Stockholders' equity                                                          $     28,785      16,081        79 %
=================================================================================================================
CAPITAL ADEQUACY
Tier I capital ratio                                                                  7.49 %      7.18         -
Total capital ratio                                                                  11.56       11.33         -
Leverage ratio                                                                        6.51 %      5.88         -
=================================================================================================================
ASSET QUALITY
Allowance as % of loans, net                                                          1.84 %      1.43         -
Allowance as % of nonperforming assets                                                 162         132         -
Net charge-offs as % of average loans, net                                            0.83        0.53         -
Nonperforming assets as % of loans, net, foreclosed
  properties and loans held for sale                                                  1.21 %      1.30         -
=================================================================================================================
OTHER DATA
Employees                                                                           82,809      69,362        19 %
Financial centers                                                                    3,362       2,695        25
ATMs                                                                                 4,618       3,676        26
Common shares outstanding (In millions)                                              1,368         981        39
Common stock price                                                            $      37.08       33.00        12
Book value per common share                                                          21.04       16.39        28
Common stock price to book value                                                       176         201       (12)
Market capitalization                                                               50,716      32,382        57
Dividends paid per common share                                               $       0.24        0.24         - %
=================================================================================================================

                                        1

                                                                        WACHOVIA

[WACHOVIA LOGO]

The following discussion and other portions of this Quarterly Report contain various forward-looking statements. Please refer to our 2002 First Quarter Report on Form 10-Q for a discussion of various factors that could cause our actual results to differ materially from those expressed in such forward-looking statements. In addition, please refer to our 2001 Annual Report on Form 10-K for further information related to our accounting policies, off-balance sheet profile, and risk governance and administration.


MANAGEMENT'S DISCUSSION AND ANALYSIS
--------------------------------------------------------------------------------

     Wachovia's results for the first quarter of 2002 reflect the merger of First Union and the former Wachovia, which closed on September 1, 2001. Because this merger was accounted for under the purchase method of accounting, periods prior to September 1, 2001, have not been restated. Therefore, combined results are presented only from September 1, 2001, and results in the first quarter a year ago include only First Union.

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SUMMARY OPERATING RESULTS

                                                                 2002                                               2001
                                                          ------------   ------------------------------------------------
                                                                FIRST       Fourth       Third       Second        First
(In millions, except per share data)                          QUARTER      Quarter     Quarter      Quarter      Quarter
---------------------------------------------------------------------------------------------------------------------------
OPERATING EARNINGS
Net interest income (a)                                 $       2,477        2,484       1,974        1,742        1,734
Fee and other income                                            2,027        2,060       1,036        1,629        1,546
---------------------------------------------------------------------------------------------------------------------------
  Total revenue (a)                                             4,504        4,544       3,010        3,371        3,280
Provision for loan losses                                         339          381         244          223          219
Noninterest expense, excluding goodwill
  and other intangible amortization                             2,609        2,691       2,193        2,092        2,060
Goodwill and other intangible amortization                        168          251         117           77           78
Income taxes (a)                                                  480          422         158          330          313
---------------------------------------------------------------------------------------------------------------------------
Operating earnings                                      $         908          799         298          649          610
---------------------------------------------------------------------------------------------------------------------------
Net income (loss) available
  to common stockholders                                $         907          730        (334)         633          584
Cash operating earnings (b)                                     1,016          980         395          723          684
PER DILUTED COMMON SHARE
Net income (loss)                                                0.66         0.54       (0.31)        0.64         0.59
Operating earnings                                               0.66         0.58        0.27         0.66         0.62
Cash operating earnings (b)                             $        0.74         0.71        0.36         0.73         0.69
RATIOS
Operating return on average common equity                       12.68 %      10.77        5.77        16.19        15.64
Cash operating return on average
  tangible common stockholders' equity (b)                      25.30 %      23.56       11.36        23.35        22.91
---------------------------------------------------------------------------------------------------------------------------
(a) Tax-equivalent.
(b) Cash operating earnings are reported net income excluding after-tax net merger-related, restructuring and other charges and gains and exclude deposit base intangible, goodwill and other intangible amortization.
---------------------------------------------------------------------------------------------------------------------------

SUMMARY OF OPERATING RESULTS Wachovia reported net income available to common stockholders of $907 million, or 66 cents per share, in the first quarter of 2002, and $584 million, or 59 cents per share, in the first quarter of 2001. Merger-related and restructuring charges were more than offset by gains on the sale of divested First Union branch offices in the first quarter of 2002, resulting in a net after-tax gain of $5 million. In the first quarter of 2001, after-tax net merger-related, restructuring and other charges amounted to $26 million, or 3 cents per share. Included in the net charge were branch sale gains of $44 million after tax from the divestiture of 26 branch offices in connection with the 2000 strategic repositioning. Operating earnings, which exclude the net merger-related, restructuring and other charges, were $908 million, or 66 cents per share, in the first quarter of 2002 and $610 million, or 62 cents per share, in the first quarter of 2001. Cash operating earnings, which exclude goodwill and other intangible amortization as well as the net merger-related, restructuring and other charges, were $1.0 billion, or 74 cents per share, in the first quarter of 2002 and $684 million, or 69 cents per share, in the first quarter of 2001. See Merger-Related and Restructuring Charges for further information.

     On an operating basis, total revenue of $4.5 billion in the first quarter of 2002 rose 37 percent from the first quarter of 2001, the majority of which came from a $743 million increase in net interest income due to additional earning assets from the former Wachovia, wider spreads resulting from declines in interest rates, growth in low-cost core deposits and declines in higher-cost deposit products such as certificates of deposit and other time deposits. Fee and other income of $2.0 billion in the first quarter of 2002 reflected a $481 million increase from the first quarter of 2001, largely due to the addition of the former Wachovia. Otherwise, a weak economic environment dampened growth in market-related revenue, particularly in principal investing, which had a $90 million net loss in the first quarter of 2002 and a $43 million net loss in the first quarter of 2001, a result of market value write-downs in both quarters.

     On an operating basis, noninterest expense was $2.8 billion in the first quarter of 2002, an increase of 30 percent from the first quarter of 2001, primarily reflecting the addition of expenses from the former Wachovia, as well as amortization of intangibles recorded in connection with the merger. This was offset by expense efficiencies connected with merger integration and expense control initiatives.

     On an operating basis, the provision for loan losses increased $120 million from the first quarter of 2001 to $339 million in the first quarter of 2002, reflecting the impact of integrating the two loan portfolios as a result of the merger, as well as a weakening economic environment. The provision in the first quarter of 2002 included $14 million in connection with loans sold or transferred to loans held for sale. Net charge-offs were $325 million, or 0.83 percent of loans, in the first quarter of 2002 and $159 million, or 0.53 percent of loans, in the first quarter of 2001. Nonperforming assets, including those in loans held for sale, increased $376 million from the first quarter of 2001 to $2.1 billion in the first quarter of 2002 largely due to the addition of nonperforming assets from the former Wachovia, troubled credits in Argentina, the telecommunications sector, the energy services-related sector and a single credit in the retail sector. As a percentage of net loans, foreclosed properties and loans held for sale, nonperforming assets were 1.21 percent at March 31, 2002, a decline of 9 basis points from 1.30 percent at March 31, 2001.

     Improvement in key measures underscored progress in meeting financial performance objectives. A strengthened balance sheet led to an improved Tier 1 capital ratio of 7.49 percent in the first quarter of 2002 compared with 7.18 percent in the first quarter of 2001. On a cash operating basis, the overhead efficiency ratio improved from 62.8 percent in the first quarter of 2001 to 57.9 percent in the first quarter of this year, reflecting strict cost control and merger efficiencies. This was the lowest overhead efficiency ratio since the third quarter of 1999.

     FIRST UNION-WACHOVIA MERGER The merger of the former Wachovia and First Union closed on September 1, 2001, and the combined company adopted the name "Wachovia Corporation." The merger was accounted for under the purchase method of accounting, and accordingly, the results in 2001 include a full year of First Union and four months of the former Wachovia.

     In connection with the merger, shareholders of the former Wachovia received two First Union shares for each former Wachovia common share and were also given the right to choose either a one-time cash payment of 48 cents per common share of the former Wachovia or two shares of a new class of preferred shares, which pays dividends equal to the difference between the last dividend paid by the former Wachovia of 30 cents per share and the common stock dividend declared by the combined company. This dividend will cease once Wachovia's total dividends paid to common stockholders for four consecutive quarters equal at least $1.20 per common share.

     The merger integration is progressing well and much has already been achieved. By the end of the first quarter of 2002:

     o    Three-quarters of employee selections had been finalized.

     o More than 30 percent of major systems-related activities had been completed, including conversion of systems related to human resources, payroll and benefits, accounts payable, fixed assets, and purchasing.

     o Nearly 170,000 hours out of 1.5 million hours of planned product and system training for financial center personnel was conducted.

     o $150 million of expense efficiencies across all segments were achieved in the quarter.

     In addition, in the second quarter of 2002:

     o Our two principal banking subsidiaries, First Union National Bank and Wachovia Bank, N.A., were combined on April 1, 2002, and renamed Wachovia Bank, N.A.

     o Integrated systems testing for regional deposit conversions will begin.

     o 400,000 additional hours of product and system training for financial center personnel is scheduled to be completed.

     o Brokerage and mortgage banking conversions and additional investment banking conversions are scheduled to be completed.

     The March 31, 2002, consolidated balance sheet includes the assets and liabilities of the former Wachovia, which were recorded at their respective fair values as of September 1, 2001. Certain fair values are preliminary and are subject to refinement as information relative to the fair values as of September 1, 2001, becomes available and as plans relative to the disposition of certain assets are finalized. Based on the former Wachovia ending tangible assets of $70 billion, liabilities of $64 billion and tangible equity of $5.5 billion, an aggregate purchase price of $13.0 billion and net purchase accounting adjustments of $2.1 billion, the merger resulted in total intangible assets of $9.6 billion. Of the $9.6 billion, $1.9 billion was assigned to deposit base intangible and $340 million was assigned to other intangibles, primarily related to the customer relationships and trade name of the former Wachovia. Under new accounting standards that were effective on July 1, 2001, the $7.3 billion of goodwill recorded in connection with this merger is not subject to amortization. Deposit base and customer relationship intangibles are being amortized using accelerated methods and the trade name intangible, because of its indefinite life, is not subject to amortization. More information is in the Accounting and Regulatory Matters section.

     In the first quarter of 2002, additional goodwill associated with the Wachovia merger of $103 million was recorded. In the first quarter of 2002, we obtained additional information relative to the fair values of certain assets and liabilities of the former Wachovia that resulted in refinements to the initial estimates. Also included in these refinements was an adjustment to reflect the final disposition of the former Wachovia credit card portfolio. These adjustments resulted in a net increase to goodwill of $49 million. Additionally, in the first quarter of 2002, we recorded $84 million in exit costs of the former Wachovia including employee termination costs, facilities-related cost and branch sale gains of $53 million.

OUTLOOK

     We made excellent progress in the first quarter of 2002 in meeting our corporate objectives of quality earnings growth, improved customer service, tight expense control and a strengthened balance sheet. This performance built solid momentum for future growth with merger integration progressing well and customer relationship enhancement initiatives under way. While the pace of economic growth in the rest of 2002 is uncertain, we expect modest revenue growth, flat expenses unless a market rebound leads to higher incentive compensation, continued upward pressure on nonperforming assets, stable margins and continued improvement in capital ratios. In addition we continue to target a dividend payout ratio of 30 percent to 35 percent of cash earnings.

     We have optimism for the future due to the strategies in place and demographic trends that favor our core businesses of the General Bank, Capital Management, Wealth Management and the Corporate and Investment Bank. Despite a seasonally weak first quarter, the General Bank continued to build momentum with a strong increase in low-cost core deposits and record sales of consumer and small business loans. Our Corporate and Investment Bank, Capital Management and Wealth Management businesses also performed well relative to trends in their respective industries in light of the challenging financial markets.

     We will continue to evaluate our operations and organizational structures to ensure they are closely aligned with our goal of maximizing performance through increased efficiency and competitiveness in our four core businesses. When consistent with our overall business strategy, we may consider the disposition of certain assets, branches, subsidiaries or lines of business. We continue to routinely explore acquisition opportunities in areas that would complement our core businesses, and frequently conduct due diligence activities in connection with possible acquisitions. As a result, acquisition discussions and, in some cases, negotiations frequently take place and future acquisitions involving cash, debt or equity securities could occur.


CORPORATE RESULTS OF OPERATIONS
--------------------------------------------------------------------------------

     MERGER-RELATED AND RESTRUCTURING CHARGES We are finalizing and executing a number of plans to integrate the operations of First Union and the former Wachovia. Certain costs of the merger integration, such as employee termination benefits for employees of First Union and system integration costs, are recorded as merger-related and restructuring charges in the consolidated statements of income. The merger-related and restructuring charges in the consolidated statements of income will continue to be recognized throughout our previously announced three-year integration period. Additionally, in accordance with the purchase method of accounting, certain other costs associated with the integration plans, such as employee termination benefits for employees of the former Wachovia, are treated as adjustments to goodwill. We expect to finalize all integration plans that would affect goodwill by the end of the third quarter of 2002.

     In the first quarter of 2002, we recorded a net gain of $8 million in net merger-related and restructuring charges. This included $113 million of charges offset by $121 million in gains from the sale of 27 First Union branch offices. These charges primarily consisted of systems conversion, occupancy and equipment and employee termination costs.

     In the first quarter of 2002, we recorded a net $84 million of purchase accounting adjustments that included employee termination benefits and facility integration cost of $137 million and $53 million in gains on the sale of 10 former Wachovia branch offices.

     Total employee termination benefits, including purchase accounting adjustments and merger related and restructuring charges, were $81 million in the first quarter of 2002, and included severance payments and related benefits for 2,505 employees. Of the terminated employees in the first quarter of 2002, 53 percent were from staff support areas within the

Parent segment, 28 percent were from the General Bank segment, 4 percent were from the Corporate and Investment Bank segment, 7 percent were from the Capital Management segment and 8 percent were from the Wealth Management segment.

     Since the consummation of the merger on September 1, 2001, $244 million of employee termination benefits have been recorded representing 3,745 employee terminations. Of the $244 million, $102 million was recorded as merger-related and restructuring charges and $142 million was recorded as a purchase accounting adjustment. Through March 31, 2002, we have paid $45 million in employee termination benefits recorded as restructuring charges and $49 million as purchase accounting adjustments, leaving $57 million and $93 million from the restructuring charges and purchase accounting adjustments, respectively, for future payments.

     The rest of this discussion of Corporate Results of Operations is on an operating basis, and accordingly, excludes these merger-related and restructuring charges. For information related to merger-related and restructuring charges, see the Consolidated Condensed Statements of Income and Merger-Related and Restructuring Charges tables.

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AVERAGE BALANCE SHEET AND INTEREST RATES

                                                            2002                                                  2001
                                          -----------------------      ------------------------------------------------
                                                    FIRST QUARTER            Fourth Quarter              First Quarter
                                          -----------------------      ------------------------------------------------
                                               AVERAGE                    Average                   Average
(In millions)                                  BALANCE      RATE          Balance      Rate         Balance       Rate
--------------------------------------------------------------------------------------------------------------------------
Interest-bearing bank balances         $         4,341      2.07 %   $      3,333      2.50 %  $      1,826       5.69 %
Federal funds sold                              12,020      3.13           11,784      3.32           7,036       5.49
Trading account assets                          14,703      4.53           14,552      4.81          13,315       6.24
Securities                                      56,287      6.29           55,708      6.49          50,417       7.50
Commercial loans                                99,489      6.62          102,230      7.17          77,270       8.51
Consumer loans                                  57,575      7.16           60,609      7.49          42,580       8.63
--------------------------------------------------------------------------------------------------------------------------
  Total loans                                  157,064      6.82          162,839      7.29         119,850       8.55
--------------------------------------------------------------------------------------------------------------------------
Other earning assets                            11,073      5.13           11,668      6.11          11,276       8.96
--------------------------------------------------------------------------------------------------------------------------
  Total earning assets                         255,488      6.24          259,884      6.68         203,720       8.03
--------------------------------------------------------------------------------------------------------------------------
Interest-bearing deposits                      140,400      2.64          142,430      3.11         110,239       4.61
Federal funds purchased                         31,940      2.68           33,028      3.59          25,005       6.13
Commercial paper                                 3,435      1.15            3,709      3.07           2,540       5.32
Other short-term borrowings                     10,550      2.51            9,617      1.86           9,580       3.46
Long-term debt                                  41,057      2.69           42,979      3.64          36,631       6.30
--------------------------------------------------------------------------------------------------------------------------
  Total interest-bearing liabilities           227,382      2.63          231,763      3.22         183,995       5.10
--------------------------------------------------------------------------------------------------------------------------
Net interest income and margin         $         2,477      3.90 %   $      2,484      3.81 %  $      1,734       3.42 %
--------------------------------------------------------------------------------------------------------------------------

NET INTEREST INCOME AND MARGIN Net interest income on a tax-equivalent basis increased 43 percent from the first quarter of 2001 to $2.5 billion in the first quarter of 2002. The net interest margin, which is the difference between the tax-equivalent yield on earning assets and the equivalent rate paid to fund those assets, increased to 3.90 percent in the first quarter of 2002 from 3.42 percent in the first quarter of 2001. The increase in net interest income and in the margin was due to the lower interest rate environment, an increase in the proportion of low-cost core deposits and the addition of earning assets from the former Wachovia. These benefits were offset by the sale and securitization of home equity loans as well as branch divestitures that took place in the first quarter of 2001.

     Our interest rate risk position is such that we benefit in a declining rate environment as our liabilities reprice more quickly than assets. The average federal funds rate declined 345 basis points year over year.

The contribution of hedge-related derivative income to the net interest margin increased from 14 basis points in the first quarter of 2001 to 47 basis points in the first quarter of 2002. In order to maintain our targeted interest rate risk profile, derivatives are used to hedge the repricing risk inherent in our assets and liabilities. In a declining rate environment, an increase in the contribution of derivatives, primarily interest rate swaps on fixed rate debt, fixed rate consumer deposits and floating rate loans, offsets declining net interest income from our assets and liabilities. Subsequent to the April 18, 2002, announcement of first quarter 2002 earnings results, we adjusted certain 2002 amounts within interest income and interest expense with no impact on the net interest margin. The Risk Governance and Administration section provides additional information on our methodology for interest rate risk management.

Premiums and discounts that resulted from recording the interest-earning assets and the interest-bearing liabilities of the former Wachovia at their respective fair values at September 1, 2001, are being accreted and amortized using a method that results in a constant effective yield over the terms of the assets and liabilities. This net accretion increased net interest income by $84 million, or 13 basis points in the first quarter of 2002. The projected increase in net interest income of net accretion related to these premiums and discounts for the rest of 2002 is $180 million.

     The average rate on earning assets declined 179 basis points from the first quarter of 2001 to 6.24 percent in the first quarter of 2002 and the average rate on interest-bearing liabilities decreased 247 basis points from the first quarter of 2001 to 2.63 percent in the first quarter of 2002.

--------------------------------------------------------------------------------------------------------------------------
FEE AND OTHER INCOME - OPERATING BASIS

                                                                2002                                              2001
                                                         ------------   -----------------------------------------------
                                                               FIRST       Fourth       Third       Second       First
(In millions)                                                QUARTER      Quarter     Quarter      Quarter     Quarter
--------------------------------------------------------------------------------------------------------------------------
Service charges and fees                              $          661          672         541          486         468
Commissions                                                      464          448         356          389         375
Fiduciary and asset management fees                              477          478         400          384         381
Advisory, underwriting and other
  investment banking fees                                        240          223         177          238         198
Principal investing                                              (90)         (21)       (585)         (58)        (43)
Other income                                                     275          260         147          190         167
--------------------------------------------------------------------------------------------------------------------------
         Total fee and other income                   $        2,027        2,060       1,036        1,629       1,546
--------------------------------------------------------------------------------------------------------------------------

FEE AND OTHER INCOME On an operating basis, fee and other income was $2.0 billion in the first quarter of 2002, an increase of 31 percent from the first quarter of 2001, largely due to fee and other income from the former Wachovia. Service charges and fees increased 41 percent from the first quarter of 2001 to $661 million in the first quarter of 2002 due to the addition of the former Wachovia. Commissions, which include brokerage and insurance commissions, increased 24 percent to $464 million in the first quarter of 2002. Growth was primarily due to the former Wachovia and modest organic growth in a weakened trading environment. Fiduciary and asset management fees increased 25 percent from the first quarter of 2001 to $477 million, primarily due to increased asset management fees related to growth in mutual fund assets under management and to the addition of fee income from the former Wachovia. Advisory, underwriting and other investment banking fees increased 21 percent to $240 million primarily due to strength in the fixed income businesses in the Corporate and Investment Bank. Growth in first quarter 2002 advisory, underwriting and other investment banking fees was offset by $42 million of losses in connection with the purchase of $361 million of assets from our commercial paper conduit pursuant to a credit enhancement agreement between Wachovia and the conduit.

     Principal investing, which includes the results of investments in equity and mezzanine securities, experienced losses of $90 million in the first quarter of 2002 and $43 million in the first quarter of 2001.

     Other income, including results from portfolio securities transactions and asset sales and securitizations, increased $108 million from the first quarter of 2001 to $275 million in the first quarter of 2002. Portfolio securities transactions resulted in a net loss of $6 million in the first quarter of this year, including impairment losses of $45 million offset by realized gains of $39 million. Income from investments classified as other assets increased $49 million primarily due to additions from the former Wachovia. In the first quarter of 2001, portfolio securities transactions resulted in a net loss of $16 million, including impairment losses of

$37 million. Other securitization income included $47 million related to home equity sales and securitizations in the first quarter of 2002. There were no home equity sales and securitizations in the first quarter of 2001. Net gains from sales of loans held for sale offset by market value adjustments were $21 million in the first quarter of 2002 compared with a net loss of $10 million in the first quarter of 2001. Mortgage banking income in the first quarter of 2002 increased $21 million from the first quarter of 2001. Other income in the first quarter of 2001 included a $75 million gain in connection with the sale of Star Systems, Inc.

----------------------------------------------------------------------------------------------------------------------------
NONINTEREST EXPENSE - OPERATING BASIS

                                                                 2002                                               2001
                                                          ------------   ------------------------------------------------
                                                                FIRST       Fourth       Third       Second        First
(In millions)                                                 QUARTER      Quarter     Quarter      Quarter      Quarter
---------------------------------------------------------------------------------------------------------------------------
Salaries and employee benefits                         $        1,663        1,663       1,374        1,363        1,329
Occupancy                                                         195          210         176          155          163
Equipment                                                         226          247         214          198          205
Advertising                                                        19           21          15           11            9
Communications and supplies                                       134          142         117          111          110
Professional and consulting fees                                   88          113          79           69           73
Sundry expense                                                    284          295         218          185          171
---------------------------------------------------------------------------------------------------------------------------
Noninterest expense, excluding goodwill
   and other intangible amortization                            2,609        2,691       2,193        2,092        2,060
Goodwill and other intangible amortization                        168          251         117           77           78
---------------------------------------------------------------------------------------------------------------------------
         Total noninterest expense                     $        2,777        2,942       2,310        2,169        2,138
---------------------------------------------------------------------------------------------------------------------------

NONINTEREST EXPENSE On an operating basis, noninterest expense increased 30 percent from the first quarter of 2001 to $2.8 billion in the first quarter of 2002, due to the addition of expenses related to the former Wachovia and increased amortization related to intangibles recorded in connection with the merger. This increase was partially offset by a reduction in expenses as a result of expense control initiatives, merger efficiencies and the elimination of goodwill amortization. The Accounting and Regulatory Matters-Business Combinations section has further information related to goodwill and other intangible assets.

     On a cash operating basis, the overhead efficiency ratio improved 487 basis points from the first quarter of 2001 to 57.9 percent in the first quarter of 2002 primarily due to expense control programs and merger efficiencies.


BUSINESS SEGMENTS
--------------------------------------------------------------------------------

     Our segment reporting reflects the results of our four core business segments, the General Bank, Capital Management, Wealth Management, the Corporate and Investment Bank, plus the Parent.

     We use a management reporting model that includes methodologies for funds transfer pricing, allocations of economic capital, expected losses and cost transfers. Under this platform, intersegment revenues are paid by a segment to the segment that distributes or services the product. The amount of the referral fee is based on comparable fees paid in the market or negotiated amounts that approximate the value provided by the selling segment. Cost transfers are made for services provided by one segment to another. Activity-based costing studies are continually being refined to better align expenses with products and their revenues.

     We continuously assess the assumptions, methodologies and reporting classifications to better reflect the true economics of our business segments. Several significant refinements were made in 2002.

     An area of particular focus was the methodologies and assumptions used in deriving the level of economic capital attributed to each business segment. As a matter of practice, most changes to our capital assumptions and methodologies are made on an annual basis consistent with our internal planning process. Accordingly, economic capital changes can be more significant in the first quarter of any year. In the first quarter of 2002, we reduced the cost of capital charge to 11 percent compared with 12 percent in 2001, primarily as a result of the lower interest rate environment.

     In 2002 there were significant changes made to the assumptions driving two of our economic capital components, credit risk capital and operating risk capital. For credit risk capital, we increased the assumed "cycle-neutral" one year default probabilities for our lower quality assets and raised our desired confidence interval to be consistent with Wachovia's "AA" targeted debt rating. The impact of these changes was partially offset by a reduction in some default probabilities greater than one year but still caused more credit capital to be attributed to the Corporate and Investment Bank segment. For operating risk capital, we revised our allocation techniques to require more capital for business lines with the potential for more volatile earnings. This also increased the capital requirements for the Corporate and Investment Bank segment.

     In addition to these changes, certain management accounting practices can affect economic capital in the business segments. In 2002 we modified the way certain fixed assets are reported causing economic capital to decrease for some segments (primarily Capital Management and Wealth Management) and to increase in the Parent. The fourth quarter of 2001 was restated to reflect the modifications to economic capital and fixed asset allocation methodologies described above. The impact to the fourth quarter operating earnings of the business segments as a result of these methodology modifications was immaterial with the exception of the Corporate and Investment Bank and Parent, as reflected in the restated fourth quarter results. Operating earnings for the Corporate and Investment Bank increased by $25 million offset by a decrease of $25 million in the Parent.

     In 2002 for segment reporting purposes we also changed the way we report tax credits for historic and low income housing. In past quarters, the write-downs associated with the business were recorded as fee income and the associated tax credits were in income taxes. We now report the write-downs net of the related tax benefit in fee and other income. Results for 2001 have been restated to reflect this change. This is consistent with the reporting of other tax-preferred items.

     The following discussion of segment results is on an operating basis, and accordingly, excludes net merger-related and restructuring charges.

---------------------------------------------------------------------------------------------------------------------------
GENERAL BANK - OPERATING BASIS
PERFORMANCE SUMMARY

                                                           2002                                                     2001
                                                   -------------   ------------------------------------------------------
                                                          FIRST        Fourth          Third        Second         First
(In millions)                                           QUARTER       Quarter        Quarter       Quarter       Quarter
---------------------------------------------------------------------------------------------------------------------------
INCOME STATEMENT DATA
Net interest income (Tax-equivalent)            $         1,649         1,642          1,270         1,133         1,079
Fee and other income                                        498           578            434           378           333
Intersegment revenue                                         40            45             29            27            25
---------------------------------------------------------------------------------------------------------------------------
  Total revenue (Tax-equivalent)                          2,187         2,265          1,733         1,538         1,437
Provision for loan losses                                   115           130             97            98           100
Noninterest expense                                       1,205         1,239          1,011           922           891
Income taxes (Tax-equivalent)                               317           327            219           176           155
---------------------------------------------------------------------------------------------------------------------------
  Operating earnings                            $           550           569            406           342           291
---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------
Performance and other data
Economic profit                                 $           392           412            280           255           220
Risk adjusted return on capital (RAROC)                   40.07 %       42.56          36.95         39.86         37.44
Economic capital, average                       $         5,473         5,356          4,446         3,675         3,507
Cash overhead efficiency ratio                            55.12 %       54.70          57.80         59.00         61.02
Average loans, net                              $        98,030        97,004         76,383        65,240        63,107
Average core deposits                           $       136,096       133,996        109,656        98,429        97,421
---------------------------------------------------------------------------------------------------------------------------

GENERAL BANK Our General Bank provides customized deposit and lending products, comprehensive commercial lending and commercial real estate solutions, and integrated investment products and services through two major lines of business:
(1) Retail and Small Business and (2) Commercial. Our strategic focus is on providing exceptional customer service combined with leveraging in-depth customer knowledge to retain and acquire customers, and to deepen and enhance relationships through tailored products and services. Our retail strategy is to reduce the number of single-service customers and to increase the proportion of our customers who save, invest and borrow as well as conduct deposit transactions with us. Our wholesale strategy is to provide a comprehensive array of financial solutions, including traditional commercial lending, and to provide access to asset management, global treasury management and capital markets products and services through our partnership with Capital Management, Wealth Management and the Corporate and Investment Bank. Our integrated multiple channels enable customers to have a single view of their accounts and a choice on whether to use our full-service retail financial centers, direct telephone bank, ATMs or the Internet. The General Bank is focused on providing excellent service to customers throughout the merger integration process, growing low-cost core deposits, and improving both loan spreads and efficiency.

     On an operating basis, General Bank total revenue was $2.2 billion in the first quarter of 2002 and $1.4 billion in the first quarter of 2001. The year over year increase was due primarily to the addition of revenue related to the former Wachovia. Compared with the fourth quarter of 2001, revenue growth in the first quarter of 2002 was dampened by typical seasonal weakness, as seen in lower service charges, and by anticipated declines in mortgage originations from record levels in the fourth quarter of 2001.

     Net interest income was $1.6 billion in the first quarter of 2002 and $1.1 billion in the first quarter of 2001, reflecting increases in average loans and average core deposits due to the addition of the former Wachovia. In the first quarter of 2002 compared with the fourth quarter of 2001, despite the seasonal weakness, growth in average core deposits was 2 percent and growth in low-cost core deposits was a strong 6 percent; sales of investment products were up 6 percent and originations of prime equity lines, direct loans and small business loans continued to set company records. Loan growth from the fourth quarter of 2001 reflected strength in consumer real estate-secured products and student lending. This growth excludes the impact of $195 million of commercial loans and $206 million of consumer loans divested in connection with branch sales in February 2002.

     Fee and other income was $498 million in the first quarter of 2002 and $333 million in the first quarter of 2001, with the increase reflecting the addition of the former Wachovia. Declines from the fourth quarter of 2001 reflected lower mortgage volumes and seasonality. Noninterest expense increased to $1.2 billion in the first quarter of 2002 from $891 million in the first quarter of 2001, reflecting the addition of the former Wachovia.

     Strong expense management and the realization of merger efficiencies were evident in an improved cash overhead efficiency ratio of 55 percent in both the first quarter of 2002 and fourth quarter of 2001, down from 61 percent in the first quarter of 2001.

-----------------------------------------------------------------------------------------------------------------------------
CAPITAL MANAGEMENT - OPERATING BASIS
PERFORMANCE SUMMARY

                                                            2002                                                     2001
                                                    -------------   ------------------------------------------------------
                                                           FIRST        Fourth          Third        Second         First
(In millions)                                            QUARTER       Quarter        Quarter       Quarter       Quarter
-----------------------------------------------------------------------------------------------------------------------------
INCOME STATEMENT DATA
Net interest income (Tax-equivalent)             $            45            47             32            31            33
Fee and other income                                         778           782            652           687           678
Intersegment revenue                                         (17)          (19)           (12)          (12)          (11)
-----------------------------------------------------------------------------------------------------------------------------
  Total revenue (Tax-equivalent)                             806           810            672           706           700
Provision for loan losses                                      -             -              -             -             -
Noninterest expense                                          676           670            573           583           574
Income taxes (Tax-equivalent)                                 48            51             34            42            44
-----------------------------------------------------------------------------------------------------------------------------
  Operating earnings                             $            82            89             65            81            82
-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------
Performance and other data
Economic profit                                  $            64            68             41            59            59
Risk adjusted return on capital (RAROC)                    49.95 %       53.14          32.22         42.79         42.91
Economic capital, average                        $           669           661            801           768           772
Cash overhead efficiency ratio                             83.91 %       82.77          85.24         82.42         82.12
Average loans, net                               $           169           337            269           110           129
Average core deposits                            $         1,423         1,505          1,535         1,609         1,827
-----------------------------------------------------------------------------------------------------------------------------

CAPITAL MANAGEMENT Our Capital Management Group (CMG) has created a growing and diversified business with a balanced mix of products and multiple channels of distribution. CMG is organized into two major lines of business: Retail Brokerage Services, which includes the retail brokerage and insurance groups; and Asset Management, which includes mutual funds, customized investment advisory services and corporate and institutional trust services. A full line of investment products and services are distributed through multiple channels, including a national retail brokerage branch network, full-service retail financial centers in our East Coast marketplace and online brokerage.

     On an operating basis, CMG total revenue was $806 million in the first quarter of 2002, an increase of $106 million from the first quarter of 2001 due mainly to the addition of the former Wachovia. First quarter 2002 revenue was relatively stable compared with fourth quarter 2001 revenue of $810 million, as solid sales production through CMG's multiple distribution channels offset the effects of a weak market environment. CMG's operating earnings were flat at $82 million from the first quarter of 2001.

     Assets under management were $230 billion at March 31, 2002, a 2 percent increase from year-end 2001. In the first quarter of 2002, mutual fund assets grew to $106 billion at March 31, 2002, from $104 billion at year-end 2001 as solid fixed income and money market inflows helped offset the effects of relatively flat equity markets. Brokerage client assets were essentially unchanged at $275 billion at March 31, 2002.

---------------------------------------------------------------------------------------------------------------------------
WEALTH MANAGEMENT - OPERATING BASIS
PERFORMANCE SUMMARY

                                                           2002                                                     2001
                                                   -------------   ------------------------------------------------------
                                                          FIRST        Fourth          Third        Second         First
(In millions)                                           QUARTER       Quarter        Quarter       Quarter       Quarter
---------------------------------------------------------------------------------------------------------------------------
INCOME STATEMENT DATA
Net interest income (Tax-equivalent)            $            96            93             61            48            46
Fee and other income                                        140           136            100            79            79
Intersegment revenue                                          1             1              -             -             -
---------------------------------------------------------------------------------------------------------------------------
  Total revenue (Tax-equivalent)                            237           230            161           127           125
Provision for loan losses                                     1             4              2             -             -
Noninterest expense                                         168           160            114            85            84
Income taxes (Tax-equivalent)                                25            24             16            13            15
---------------------------------------------------------------------------------------------------------------------------
  Operating earnings                            $            43            42             29            29            26
---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------
Performance and other data
Economic profit                                 $            31            32             20            22            20
Risk adjusted return on capital (RAROC)                   49.02 %       50.96          46.24         62.73         62.09
Economic capital, average                       $           330           318            237           171           165
Cash overhead efficiency ratio                            70.82 %       69.44          71.00         65.81         67.07
Average loans, net                              $         8,400         8,148          5,680         4,449         4,368
Average core deposits                           $         9,771         9,431          7,313         6,367         6,176
---------------------------------------------------------------------------------------------------------------------------

WEALTH MANAGEMENT Our Wealth Management Group includes private banking, personal trust, investment advisory services, charitable services, financial planning, insurance brokerage and executive services. Our strategic focus is to provide integrated wealth management services to affluent and ultra-high net worth clients using a team-based approach that promotes continuous and comprehensive client relationships. Wealth Management's strategic partnerships with Capital Management, the General Bank and the Corporate and Investment Bank ensure that a comprehensive array of financial solutions is available to clients across the entire Wachovia franchise.

     On an operating basis, Wealth Management total revenue of $237 million in the first quarter of 2002 represented a $112 million increase from the first quarter of 2001, reflecting the addition of revenue from the former Wachovia. The increase in expenses year over year similarly was due to the addition of expenses from the former Wachovia.

     Strong private banking results and insurance commissions drove revenue growth in the first quarter of 2002 compared with the fourth quarter of 2001. Solid increases in both loans and deposits combined with stable spreads resulted in a 3 percent increase in net interest income. Strong momentum in insurance brokerage and deposit account service charges drove a 3 percent increase in fee and other income. Trust fees were slightly lower due to a 3 percent decline in assets under management to $76 billion at March 31, 2002, from year-end 2001.

---------------------------------------------------------------------------------------------------------------------------
CORPORATE AND INVESTMENT BANK - OPERATING BASIS
PERFORMANCE SUMMARY

                                                           2002                                                     2001
                                                   -------------   ------------------------------------------------------
                                                          FIRST        Fourth          Third        Second         First
(In millions)                                           QUARTER       Quarter        Quarter       Quarter       Quarter
---------------------------------------------------------------------------------------------------------------------------
INCOME STATEMENT DATA
Net interest income (Tax-equivalent)            $           597           693            506           479           450
Fee and other income                                        498           419           (218)          374           354
Intersegment revenue                                        (18)          (19)           (16)          (15)          (12)
---------------------------------------------------------------------------------------------------------------------------
  Total revenue (Tax-equivalent)                          1,077         1,093            272           838           792
Provision for loan losses                                   222           254            126            93            70
Noninterest expense                                         521           551            483           503           475
Income taxes (Tax-equivalent)                               124           107           (129)           82            85
---------------------------------------------------------------------------------------------------------------------------
  Operating earnings                            $           210           181           (208)          160           162
---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------
Performance and other data
Economic profit                                 $            67            34           (358)            6            (3)
Risk adjusted return on capital (RAROC)                   14.37 %       13.60         (10.46)        12.36         11.82
Economic capital, average                       $         8,028         8,262          6,311         6,040         6,235
Cash overhead efficiency ratio                            48.57 %       50.54            n/m         59.84         59.79
Average loans, net                              $        43,342        46,235         42,070        41,145        42,751
Average core deposits                           $        12,766        12,633         10,490        10,200         9,456
---------------------------------------------------------------------------------------------------------------------------

CORPORATE AND INVESTMENT BANK Our Corporate and Investment Bank offers a range of fixed income and equity products, asset securitization, and strategic advisory and cash management services for large corporate and institutional clients. Our corporate relationship coverage model focuses on ten key industry sectors nationwide: consumer and retail, defense and aerospace, energy, financial services, healthcare, industrial growth and services, media, real estate, telecommunications and technology, and utilities. The Corporate and Investment Bank includes three major lines of business: Corporate Banking, Investment Banking and Principal Investing.

     Corporate Banking includes large corporate lending, commercial and rail leasing, treasury services, correspondent banking operations and trade services. Investment Banking includes fixed income underwriting, sales, trading and research activities; equity underwriting, sales, trading and research activities; fixed income and equity derivatives; currency risk management; loan syndications; merger and acquisition advisory services; various real estate capital markets products and services; and asset securitization. Principal Investing includes direct investments primarily in private equity and mezzanine securities and investments in funds sponsored by selected private equity and venture capital groups.

     On an operating basis, Corporate and Investment Bank total revenue of $1.1 billion represented a $285 million increase from the first quarter of 2001 primarily due to the addition of revenue from the former Wachovia. Corporate and Investment Bank results were adversely affected by a $90 million net loss in principal investing results in the first quarter of 2002 and a $43 million net loss in principal investing in the first quarter of 2001. Our principal investing business was negatively affected in the first quarter of 2002 by the significant decline in equity market valuations, particularly in the telecommunications and technology sectors, and the related change in debt and private equity capital availability afforded to venture capital-backed companies. Excluding principal investing, the Corporate and Investment Bank's first quarter 2002 revenue increased 5 percent from the fourth quarter of 2001 despite poor market conditions due to strength in fixed income results.

     The provision for loan losses increased from the first quarter of 2001 due to the addition of loans from the former Wachovia and losses in the telecommunications and energy services-related sectors.

     Noninterest expense increased 10 percent from the first quarter of 2001 due to the addition of noninterest expense from the former Wachovia. Compared with the fourth quarter of 2001, noninterest expense declined 5 percent, reflecting merger efficiencies and increased emphasis on expense management.

      The revenue from the Principal Investing and Investment Banking businesses is typically more volatile than revenues from more traditional banking businesses and can vary significantly from period to period with market conditions. In addition Corporate Banking results may vary significantly from period to period as the credit quality of the loan portfolio changes.

PARENT Parent includes all of our asset and liability management functions. The Parent also included:

     o The goodwill asset, funding cost and in 2001 the associated amortization expense;

     o Certain revenue items not recorded in the business segments discussed in the Fee and Other Income section;

     o    Certain expenses that are not allocated to the business segments;

     o    Corporate charges; and

     o The results of First Union's mortgage servicing, The Money Store home equity lending and indirect auto leasing businesses and the credit card portfolios that have been divested or are being wound down.

     Net interest income in the Parent declined $36 million from the first quarter of 2001 due to continued runoff of divested businesses. Fee and other income increased modestly due to the addition of revenue from former Wachovia corporate investments and asset securitization gains in the first quarter of 2002, while fee and other income in the first quarter of 2001 included a $75 million gain recorded in connection with the sale of Star Systems, Inc. Noninterest expense increased $93 million largely due to incremental deposit base intangible amortization expense as a result of the merger.

     The Funding Sources and Risk Governance and Administration sections provide information about our funding sources and asset and liability management functions.


BALANCE SHEET ANALYSIS
--------------------------------------------------------------------------------

SECURITIES The securities portfolio, all of which is classified as available for sale, consists primarily of U.S. Government agency and asset-backed securities. Activity in this portfolio is undertaken primarily to manage liquidity and interest rate risk and to take advantage of market conditions that create more economically attractive returns on these investments. We had securities available for sale with a market value of $57 billion at March 31, 2002, and $58 billion at December 31, 2001.

     Included in securities available for sale at March 31, 2002, were residual interests with a market value of $878 million, which included a net unrealized gain of $180 million. At December 31, 2001, securities available for sale included residual interests with a market value of $904 million, which included a net unrealized gain of $85 million. These residual interests resulted from the securitization of SBA, student, auto and home equity loans and prime equity lines.

     In the first quarter of 2002, we securitized certain residential mortgage loans to reduce funding costs, diversify funding sources and achieve more efficient capital levels. Residential mortgage loans of $1.1 billion were swapped for mortgage-backed securities, substantially all of which we retained as securities available for sale. In addition, we securitized and sold $955 million of prime equity lines. Of this amount, $30 million of interest-only residuals were retained.

--------------------------------------------------------------------------------------------------------------------------
LOANS - ON-BALANCE SHEET

                                                           2002                                                   2001
                                                  --------------  -----------------------------------------------------
                                                          FIRST       Fourth         Third        Second         First
(In millions)                                           QUARTER      Quarter       Quarter       Quarter       Quarter
--------------------------------------------------------------------------------------------------------------------------
COMMERCIAL
Commercial, financial and agricultural          $        60,385       61,258        63,616        52,516        52,687
Real estate - construction and other                      8,137        7,969         7,457         3,060         3,345
Real estate - mortgage                                   17,186       17,234        17,156         7,964         9,187
Lease financing                                          22,223       21,958        21,625        16,903        16,625
Foreign                                                   6,920        7,653         7,572         5,920         5,396
--------------------------------------------------------------------------------------------------------------------------
  Total commercial                                      114,851      116,072       117,426        86,363        87,240
--------------------------------------------------------------------------------------------------------------------------
CONSUMER
Real estate - mortgage                                   20,901       22,139        25,466        17,277        17,678
Installment loans                                        36,073       34,666        35,577        24,597        23,253
Vehicle leasing                                             345          618           941         1,231         1,640
--------------------------------------------------------------------------------------------------------------------------
  Total consumer                                         57,319       57,423        61,984        43,105        42,571
--------------------------------------------------------------------------------------------------------------------------
Total loans                                             172,170      173,495       179,410       129,468       129,811
Unearned income                                           9,876        9,694         9,730         6,976         6,958
--------------------------------------------------------------------------------------------------------------------------
  Loans, net (on-balance sheet)                 $       162,294      163,801       169,680       122,492       122,853
--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------
LOANS - MANAGED PORTFOLIO
(Including on-balance sheet)

                                                           2002                                                   2001
                                                  --------------  -----------------------------------------------------
                                                          FIRST       Fourth         Third        Second         First
(In millions)                                           QUARTER      Quarter       Quarter       Quarter       Quarter
--------------------------------------------------------------------------------------------------------------------------
Commercial                                      $       121,629      123,377       125,687        93,016        94,838
Real estate - mortgage                                   26,636       29,903        29,659        22,196        22,692
Installment loans                                        63,907       62,402        61,285        50,561        50,216
Vehicle leasing                                             345          618           941         1,231         1,640
--------------------------------------------------------------------------------------------------------------------------
  Total managed portfolio                       $       212,517      216,300       217,572       167,004       169,386
--------------------------------------------------------------------------------------------------------------------------

LOANS Net loans were $162 billion at March 31, 2002, down $2 billion from December 31, 2001, due to planned reductions related to portfolio management actions, weak commercial loan demand, and consumer loan sales and securitizations. Commercial loans represented 67 percent and consumer loans 33 percent of the loan portfolio at March 31, 2002. Managed loans were $213 billion at March 31, 2002, and $216 billion at December 31, 2001, with the decline due to consumer loan sales and securitizations. The average rate earned on loans decreased 173 basis points from the first quarter of 2001 to 6.82 percent in the first quarter of 2002, which was in line with reductions in interest rates.

---------------------------------------------------------------------------------------------------------------------------
ASSET QUALITY

                                                                 2002                                               2001
                                                          ------------   ------------------------------------------------
                                                                FIRST       Fourth       Third       Second        First
(In millions)                                                 QUARTER      Quarter     Quarter      Quarter      Quarter
---------------------------------------------------------------------------------------------------------------------------
NONPERFORMING ASSETS
Nonaccrual loans                                       $        1,685        1,534       1,506        1,223        1,231
Foreclosed properties                                             159          179         126          104          106
---------------------------------------------------------------------------------------------------------------------------
  Total nonperforming assets                           $        1,844        1,713       1,632        1,327        1,337
---------------------------------------------------------------------------------------------------------------------------
as % of loans, net and foreclosed properties                     1.14 %       1.04        0.96         1.08         1.09
---------------------------------------------------------------------------------------------------------------------------
Nonperforming loans in loans held for sale             $          213          228         273          250          344
---------------------------------------------------------------------------------------------------------------------------
  Total nonperforming assets in loans
     and in loans held for sale                        $        2,057        1,941       1,905        1,577        1,681
---------------------------------------------------------------------------------------------------------------------------
as % of loans, net, foreclosed properties and
  loans in other assets as held for sale                         1.21 %       1.13        1.08         1.23         1.30
---------------------------------------------------------------------------------------------------------------------------
ALLOWANCE FOR LOAN LOSSES
Balance, beginning of period                           $        2,995        3,039       1,760        1,759        1,722
Former Wachovia balance, September 1, 2001                          -            -         766            -            -
Loan losses, net                                                 (325)        (378)       (243)        (157)        (159)
Allowance relating to loans transferred or sold                   (23)         (47)       (368)         (65)         (23)
Provision for loan losses related to loans
  transferred or sold                                              14            3         230           36           15
Provision for loan losses                                         325          378         894          187          204
---------------------------------------------------------------------------------------------------------------------------
Balance, end of period                                 $        2,986        2,995       3,039        1,760        1,759
---------------------------------------------------------------------------------------------------------------------------
as % of loans, net                                               1.84 %       1.83        1.79         1.44         1.43
as % of nonaccrual and restructured loans (a)                     177          195         202          144          143
as % of nonperforming assets (a)                                  162 %        175         186          133          132
---------------------------------------------------------------------------------------------------------------------------
LOAN LOSSES, NET                                       $          325          378         243          157          159
Commercial, as % of average commercial loans                     0.97 %       1.19        0.85         0.55         0.56
Consumer, as % of average consumer loans                         0.59         0.48        0.53         0.48         0.48
Total, as % of average loans, net                                0.83 %       0.93        0.73         0.52         0.53
---------------------------------------------------------------------------------------------------------------------------
PAST DUE LOANS, 90 DAYS AND OVER
Commercial, as a % of loans, net                                 1.49 %       1.38        1.30         1.41         1.31
Consumer, as a % of loans, net                                   0.70 %       0.62        0.68         0.73         0.93
---------------------------------------------------------------------------------------------------------------------------
(a) These ratios do not include nonperforming loans included in other assets as held for sale.
---------------------------------------------------------------------------------------------------------------------------

NONPERFORMING ASSETS At March 31, 2002, nonperforming assets, including nonperforming loans classified as loans held for sale, were $2.1 billion and at December 31, 2001, $1.9 billion. The increase in the first quarter of 2002 was due largely to the bankruptcy of a large retailer and to further deterioration in the telecommunications sector. Nonperforming loans classified as loans held for sale amounted to $213 million in the first quarter of 2002 and $228 million in the fourth quarter of 2001. As a percentage of net loans, foreclosed properties and loans held for sale, nonperforming assets were 1.21 percent at March 31, 2002, and 1.13 percent at December 31, 2001.

IMPAIRED LOANS Impaired loans, which are included in nonperforming loans, amounted to $1.6 billion at March 31, 2002, and $1.5 billion at December 31, 2001. Included in the allowance for loan losses at March 31, 2002, was $245 million related to $837 million of impaired loans. The remaining impaired loans were recorded at or below either the fair value of collateral or the present value of expected future cash flows. In the first quarter of 2002, the average recorded investment in impaired loans was $1.5 billion, and $6 million of interest income was recognized on impaired loans. This income was recognized using the cash-basis method of accounting.

PAST DUE LOANS Accruing loans 90 days or more past due, excluding loans that are classified as held for sale, amounted to $275 million at March 31, 2002, and $288 million at December 31, 2001. Of these past due loans at March 31, 2002, $56 million were commercial loans or commercial real estate loans and $219 million were consumer loans.

NET CHARGE-OFFS Net charge-offs were $325 million, or 0.83 percent of average net loans, in the first quarter of 2002 and $378 million, or 0.93 percent, in the fourth quarter of 2001. Net charge-offs increased from $159 million, or 0.53 percent of loans, in the first quarter of 2001 due to charge-offs of $57 million related to an energy services company, to net charge-offs related to the addition of the former Wachovia and to charge-offs in the telecommunications sector.

PROVISION AND ALLOWANCE FOR LOAN LOSSES On an as reported basis, the provision for loan losses was $339 million in the first quarter of 2002 and $381 million in the fourth quarter of 2001. The provision in the first quarter of 2002 included $14 million related to loans sold or transferred to held for sale. The provision related to the transfer of loans to held for sale was recorded to reduce the carrying value of these loans to their respective fair values.

     The allowance for loan losses was $3.0 billion at both March 31, 2002, and at December 31, 2001. The allowance was 1.84 percent of net loans at March 31, 2002, and 1.83 percent of net loans at December 31, 2001. As a percentage of nonperforming loans, the allowance was 177 percent at March 31, 2002, and 195 percent at December 31, 2001.

     Loans transferred to held for sale are carried at the lower of cost or market value, and accordingly, they are not included in the evaluation of the adequacy of the allowance for loan losses subsequent to the transfer.

     The allowance for loan losses is maintained at a level that we believe is adequate to absorb probable losses inherent in the loan portfolio as of the date of the consolidated financial statements. We employ a variety of tools as well as seasoned judgment in assessing the adequacy of the allowance.

     Our methodology for assessing the adequacy of the allowance establishes both an allocated and an unallocated component. The allocated component of the allowance for commercial loans is based principally on current loan grades and historical loss rates. For consumer loans, it is based on loan payment status and historical loss rates.

     The unallocated component of the allowance represents the results of analyses that estimate probable losses inherent in the portfolio that are not fully captured in the allocated allowance. These analyses include industry concentrations, model imprecision and the estimated impact of current economic conditions on historical loss rates. We continuously monitor trends in loan portfolio qualitative and quantitative factors, including trends in the levels of past due, criticized and nonperforming loans. The trends in these factors are used to evaluate the reasonableness of the unallocated component.

     The distribution of the allowance into an allocated and unallocated component does not diminish the fact that the entire allowance is available to absorb credit losses in the loan portfolio. Our principal focus is, therefore, on the adequacy of the total allowance for loan losses. As a result, future material shifts between the allocated and unallocated components of the allowance are possible.

     A management committee headed by our chief risk management officer and composed of the chief risk management officers of our major business units, our principal accounting officer, the senior officer from our independent credit risk review unit and other experienced credit risk professionals is responsible for a comprehensive review and formal approval of the allowance for loan losses at the end of each quarter.

LOANS HELD FOR SALE At March 31, 2002, loans held for sale amounted to $7.1 billion and $7.8 billion at December 31, 2001. In the first quarter of 2002, we transferred $46 million of loans to loans held for sale, all of which were performing at the time of the transfer. Of the $4 million allowance that was associated with these loans transferred to loans held for sale in the first quarter of 2002, $1 million represented existing reserves and $3 million represented additional provision to adjust the loans to the lower of cost or market value at the date of transfer. We have made significant progress in reducing the $1.5 billion portfolio of post-merger overlapping loans and loans representing areas of perceived higher risk, primarily in the textile, technology and telecommunications, commercial real estate and asbestos-related sectors, which we transferred to held for sale in the third quarter of 2001. Of these overlapping and higher risk loans, $1.4 billion were performing loans and $113 million were nonperforming. Remaining loans related to this transfer had a net carrying value of $268 million at March 31, 2002.

     In the first quarter of 2002, we sold $6.2 billion in loans out of the held for sale portfolio. Of this total, $702 million were commercial loans and $5.5 billion were consumer loans, primarily mortgages sold to agencies and prime equity lines. Substantially all of the consumer loan sales represented normal flow business, which is originated directly into the held for sale portfolio. Of the loans sold, $22 million were nonperforming.

     In addition to the above activity, in the first quarter of 2002, we sold $136 million of loans directly out of the portfolio. Of these nonflow loans, $55 million were performing and $81 million were nonperforming at the time of the sale.


FUNDING SOURCES
--------------------------------------------------------------------------------

CORE DEPOSITS Core deposits were $167 billion at March 31, 2002, and $170 billion at December 31, 2001. The decrease reflects runoff in higher cost consumer certificate of deposit balances as we focus on increasing the proportion of low-cost core deposits, which grew 4 percent on an annualized basis in a seasonally weak quarter to $112 billion at March 31, 2002, from $107 billion at December 31, 2001.

     In both the first quarter of 2002 and the first quarter of 2001, average noninterest-bearing deposits were 23 percent of average core deposits.

     The portion of core deposits in higher-rate, other consumer time deposits was 22 percent at March 31, 2002, and 23 percent at December 31, 2001. Other consumer time and other noncore deposits usually pay higher rates than savings and transaction accounts, but they generally are not available for immediate withdrawal. They are also less expensive to service.

PURCHASED FUNDS Average purchased funds, which include wholesale borrowings with maturities of 12 months or less, were $60 billion in the first quarter of 2002 and $56 billion in the first quarter of 2001. Our current trading strategy resulted in growth in securities sold under repurchase agreements to fund trading positions. Purchased funds were $59 billion at March 31, 2002, and $61 billion at December 31, 2001.

LONG-TERM DEBT Long-term debt was $40 billion at March 31, 2002, and $42 billion at December 31, 2001. In the rest of 2002, scheduled maturities of long-term debt amount to $7.0 billion. We anticipate either extending the maturities of these obligations or replacing the maturing obligations.

     Long-term debt included $3 billion of trust capital securities at both March 31, 2002, and December 31, 2001. Subsidiary trusts issued these capital securities and used the proceeds to purchase junior subordinated debentures from the parent company. These capital securities are considered tier 1 capital for regulatory purposes.

     Wachovia Bank, N.A., has available a global note program for the issuance of up to $45 billion of senior or subordinated notes. Under prior global bank note programs, $10 billion of long-term debt was outstanding at March 31, 2002. The sale of any additional notes will depend on future market conditions, funding needs and other factors.

     Under a current shelf registration statement with the Securities and Exchange Commission, we have $11 billion of senior or subordinated debt securities, common stock or preferred stock available for issuance. In addition, we have filed a registration statement providing for the issuance of up to $4 billion under a medium-term note program covering senior or subordinated debt securities. We expect this registration statement to become effective and the medium-term note program to begin in the second quarter of 2002. The sale of debt or equity securities will depend on future market conditions, funding needs and other factors.

CREDIT LINES We have a $175 million committed back-up line of credit that expires in July 2002. This credit facility contains covenants that require the company to maintain a minimum level of tangible net worth, restrict double leverage ratios and require capital levels at subsidiary banks to meet regulatory standards. We have not used this line of credit.

STOCKHOLDERS' EQUITY The management of capital in a regulated banking environment requires a balance between maximizing leverage and return on equity while maintaining sufficient capital levels and related ratios to satisfy regulatory requirements. Our goal is to generate attractive returns on equity to our stockholders while maintaining sufficient regulatory capital ratios.

     Stockholders' equity was $29 billion at March 31, 2002, and $28 billion at December 31, 2001. Common shares outstanding amounted to 1.4 billion at both March 31, 2002, and December 31, 2001. At March 31, 2002, we had authority to repurchase up to 99 million shares of our common stock.

     At March 31, 2002, we had an equity forward contract outstanding involving 3 million shares at an aggregate cost of $100 million and forward purchase contracts outstanding involving 33 million shares at an aggregate cost of $1.2 billion. These contracts mature at various times in 2002 and can be extended by mutual consent of the counterparties. The forward price of the shares subject to equity forward and forward purchase contracts is the share price at the inception of the contract plus a premium that accrues over the life of the contract, net of dividends paid to the counterparty.

     In calculating diluted earnings per share, the premium component of the forward price on equity forward contracts is subtracted in calculating income available to common stockholders. For forward purchase contracts, diluted shares include the share equivalent of the excess of the forward price over the current market price of the shares. In the first quarter of 2002, the premium component of the equity forward contract was anti-dilutive.

     We paid $328 million in dividends to common stockholders in the first quarter of 2002 and $235 million in the first quarter of 2001. This represented a dividend payout ratio on cash operating earnings of 32.43 percent in the first quarter of 2002 and 34.78 percent in the first quarter of 2001.

     In connection with the Wachovia merger, we issued 97 million shares of Dividend Equalization Preferred shares (DEPs), which were recorded at their fair value as of September 1, 2001, of 24 cents per share or $23 million for shares issued through December 31, 2001. A dividend of six cents per DEP share, or $6 million, was paid to holders of the DEPs in the first quarter of 2002 representing the difference between the Wachovia dividend paid to common stockholders in the first quarter of 2002 of 24 cents and the last common stock dividend paid by the former Wachovia of 30 cents per share. The DEP dividends are recorded as a reduction in the carrying value of the DEPs. Since September 1, 2001, DEP dividends of $12 million have been paid.

SUBSIDIARY DIVIDENDS First Union National Bank, which was merged with Wachovia Bank, N.A., and renamed "Wachovia Bank, N.A." on April 1, 2002, is the largest source of parent company dividends. Capital requirements established by regulators limit dividends that this subsidiary and certain other of our subsidiaries can pay. Under these and other limitations, which include an internal requirement to maintain all deposit-taking banks at the well-capitalized level, at March 31, 2002, our subsidiaries had $1.2 billion available for dividends that could be paid without prior regulatory approval. Our subsidiaries paid $696 million in dividends to the parent company in the first quarter of 2002.

REGULATORY CAPITAL Our tier 1 and total capital ratios were 7.49 percent and
11.56 percent, respectively, at March 31, 2002, and 7.04 percent and 11.08 percent, respectively, at December 31, 2001. Our leverage ratio at March 31, 2002, was 6.51 percent and at December 31, 2001, 6.19 percent. At March 31, 2002, our deposit-taking bank subsidiaries met the capital and leverage ratio requirements for well capitalized banks.

OFF-BALANCE SHEET PROFILE
--------------------------------------------------------------------------------

      In the normal course of business, we engage in a variety of financial transactions that, under generally accepted accounting principles, either are not recorded on the balance sheet or are recorded on the balance sheet in amounts that differ from the full contract or notional amounts. These transactions involve varying elements of market, credit and liquidity risk. These transactions fall under two broad categories: corporate transactions and customer transactions. Corporate transactions are designed to diversify our funding sources; reduce our credit, market or liquidity risk; and optimize capital. Customer transactions are executed to facilitate customers' funding needs or risk management objectives. Within these two categories, there are many types of transactions, which for purposes of the table below, we have grouped into lending commitments, liquidity and credit facilities, asset securitizations, derivatives and other transactions. Refer to our 2001 Annual Report on Form 10-K for a detailed description of each of these types of transactions.

--------------------------------------------------------------------------------------------------------------------------
SUMMARY OF OFF-BALANCE SHEET EXPOSURES

                                                                                         MARCH 31,        December 31,
(In millions)                                                                                 2002                2001
--------------------------------------------------------------------------------------------------------------------------
Lending commitments                                                             $          146,200             150,800
Liquidity and credit facilities                                                             44,800              45,000
Asset securitizations                                                                       11,100              10,000
Derivatives                                                                                 10,500              11,400
Other transactions
  Leasing transactions                                                                       9,400               9,000
  Share repurchase agreements                                                                1,300               1,300
  Principal investing commitments                                                            1,200               1,200
--------------------------------------------------------------------------------------------------------------------------
        Total                                                                   $          224,500             228,700
--------------------------------------------------------------------------------------------------------------------------

     Lending commitments at March 31, 2002, decreased $4.6 billion from December 31, 2001, as a result of a $6.1 billion decrease in commercial loan commitments partially offset by a $2.1 billion increase in consumer loan commitments. The decrease in commercial loan commitments was primarily driven by weak commercial loan demand as a result of uncertain economic conditions. In addition portfolio management actions have reduced exposure to accounts that do not provide adequate returns.

     Liquidity and credit facilities decreased modestly due to lower balances in the commercial paper conduits. Asset securitizations increased $1.1 billion as a result of credit enhancement provided on first quarter 2002 securitizations.

     Derivatives in the table above represent on-balance sheet risk and the related off-balance sheet contract or notional amounts exceed the amount at risk. Derivatives decreased $900 million from December 31, 2001, to $10.5 billion as a result of changes in the long-term rate environment and cash receipts based on first quarter 2002 reset rates. At March 31, 2002, the total market value-related credit risk for derivative transactions in excess of counterparty thresholds was $1.1 billion. The fair value of collateral held exceeded the total market value-related credit risk in excess of counterparty thresholds as of that date.


RISK GOVERNANCE AND ADMINISTRATION
--------------------------------------------------------------------------------

     Our chief risk management officer reports directly to the chief executive officer and is responsible for credit, market and operational risk governance.

     The chief risk management officer provides loan portfolio, market risk and other information to appropriate management and board of directors oversight committees on a regular basis. These management committees include the Credit Policy Committee and the Asset and Liability

Committee, both of which meet monthly and are headed by the chief executive officer. The Market Risk Committee, headed by the chief risk management officer, and the Credit & Finance Committee of the board of directors, composed of outside directors, meets bi-monthly.

     Our risk management practices include key elements such as independent checks and balances, formal authority limits, well-defined policies and procedures, quantitative modeling, diversification, active portfolio management and experienced risk management personnel. The policies, strategies and methodologies underlying our management of credit, market, operational, liquidity and interest rate risk are discussed in more detail in our 2001 Annual Report on Form 10-K.

MARKET RISK MANAGEMENT We trade a variety of debt securities, foreign exchange instruments and derivatives in order to provide customized solutions for the risk management needs of our customers and for proprietary trading. Risk is controlled through the use of value at risk (VAR) methodology with limits approved by the Asset and Liability Management Committee and an active, independent monitoring process. Our 1-day VAR limit for the first quarter of 2002 was $30 million.

     The VAR methodology uses recent market volatility to estimate within a given level of confidence the maximum trading loss over a period of time that we would expect to incur from an adverse movement in market rates and prices over the period. We calculate 1-day and 10-day VAR at the 97.5 percent and 99 percent confidence levels, respectively. The VAR model uses historical data from the most recent 252 trading days. The VAR model is supplemented by stress testing on a daily basis. The analysis captures all financial instruments that are considered trading positions. The total 1-day VAR was $12 million at March 28, 2002, and $11 million at December 31, 2001, and primarily related to interest rate risk and equity risk. The high, low and average VARs in the first quarter of 2002 were $15 million, $9 million and $11 million, respectively.

INTEREST RATE RISK MANAGEMENT Managing interest rate risk is fundamental to banking. The inherent maturity and repricing characteristics of our day-to-day lending and deposit activities create a naturally asset-sensitive structure. By using a combination of financial instruments, we manage the sensitivity of earnings to changes in interest rates within our established policy guidelines. The Asset and Liability Management Committee oversees the interest rate risk management process and approves policy guidelines. Balance sheet management and finance personnel monitor the day-to-day exposure to changes in interest rates in response to loan and deposit flows. They make adjustments within established policy guidelines.

     In analyzing interest rate sensitivity for policy measurement, we compare our forecasted earnings per share in both a "high rate" and "low rate" scenario to base-line scenarios. Our base-line scenario is our estimated most likely path for future short-term interest rates over the next 24 months. The second base-line scenario holds short-term rates flat at their current level over our forecast horizon. The "high rate" and "low rate" scenarios assume gradual 200 basis point increases or decreases in the federal funds rate from the beginning point of each base-line scenario over the next 12-month period. Our policy limit for the maximum negative impact on earnings per share resulting from "high rate" or "low rate" scenarios is 5 percent. The policy limit applies to the "most likely rate" and the "flat rate" base-line scenarios. The policy measurement period is 12 months in length, beginning with the first month of the forecast.

EARNINGS SENSITIVITY Our "flat rate" scenario holds the federal funds rate constant at 1.75 percent through March 2003. Based on our April 2002 outlook, if interest rates were to follow our "high rate" scenario (i.e., a 200 basis point increase in short-term rates from our "flat rate" scenario), our earnings sensitivity model indicates earnings during the policy measurement period would be negatively affected by 1.6 percent. Our model indicates that earnings would benefit by 0.9 percent in our "low rate" scenario (i.e., a 50 basis point decline in short-term rates from our "flat rate" scenario). Typically we analyze a 200 basis point decline for our "low rate" scenario. However, because of the current federal funds rate level, we believe a 50 basis point decline in rates is more appropriate.

     For our "most likely rate" scenario, we believe the market forward implied rate ("market rate") is the most appropriate. This scenario assumes the federal funds rate remains flat at 1.75 percent until June 2002 and gradually rises to
4.25 percent by March 2003. Sensitivity to the "market rate" scenario is measured using a gradual 200 basis point increase over a 12-month period. Our model indicates that earnings would be negatively affected by 2.7 percent in a "high rate" scenario relative to the market rate over the policy period.

     In addition to the standard scenarios used to analyze rate sensitivity over the policy measurement period, we regularly analyze the potential impact of other more extreme interest rate scenarios. These alternate "what if" scenarios may include interest rate paths that are higher, lower and more volatile than those used for policy measurement. We also perform our analysis for time periods that reach beyond the 12-month policy period. For example, based on our April 2002 outlook, if interest rates remain consistent with our "market rate" scenario until December 31, 2002, and then increase by 300 basis points over the course of 2003, earnings in 2003 would decline by 3.6 percent.

     While our interest rate sensitivity modeling assumes that management takes no action, we regularly assess the viability of strategies to reduce unacceptable risks to earnings and we implement such strategies when we believe those actions are prudent. As new monthly outlooks become available, we formulate strategies aimed at protecting earnings from the potential negative effects of changes in interest rates.


ACCOUNTING AND REGULATORY MATTERS
--------------------------------------------------------------------------------

     The following information addresses new or proposed accounting pronouncements related to our industry as well as legislation that has had a significant impact on our industry.

ASSET IMPAIRMENT In August 2001 the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, which supercedes both SFAS 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of, and the accounting and reporting provisions of APB Opinion No. 30, Reporting the Results of Operations - Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions, for the disposal of a segment of a business. SFAS 144 retains the fundamental provisions in SFAS 121 for recognizing and measuring impairment losses on long-lived assets held for use and long-lived assets to be disposed of by sale and resolves significant implementation issues associated with SFAS 121. Unlike SFAS 121, an impairment assessment under SFAS 144 will not result in a write-down of goodwill. Rather, goodwill is evaluated for impairment under SFAS 142, as described below.

     We adopted SFAS 144 on January 1, 2002. The adoption of SFAS 144 for long-lived assets held for use had no material impact on our consolidated financial statements. The provisions of SFAS 144 for assets held for sale or other disposal generally are required to be applied prospectively after the adoption date to newly initiated disposal activities.

BUSINESS COMBINATIONS In July 2001 the FASB issued SFAS 141, Business Combinations, and SFAS 142, Goodwill and Other Intangible Assets. SFAS 141 requires that all business combinations initiated after June 30, 2001, be accounted for using the purchase method. Also under SFAS 141, identified intangible assets acquired in a purchase business combination must be separately valued and recognized on the balance sheet if they meet certain requirements.

     Under the provisions of SFAS 142, goodwill and identified intangible assets with indefinite useful lives are not subject to amortization. Rather they are subject to impairment testing on an annual basis, or more often if events or circumstances indicate that there may be impairment. Identified intangible assets that have a finite useful life are amortized over that life in a manner that reflects the estimated decline in the economic value of the intangible asset and reviewed for impairment when events or circumstances indicate that there may be impairment.

     We adopted the provisions of SFAS 141 for business combinations initiated after June 30, 2001, and we adopted the provisions of SFAS 142 on January 1, 2002. Any goodwill and any identified intangible assets determined to have an indefinite useful life that are acquired in a purchase business combination completed after June 30, 2001, are not subject to amortization. Goodwill and intangible assets acquired in purchase business combinations completed before July 1, 2001, were amortized through December 31, 2001. Upon adoption of SFAS 142 on January 1, 2002, all amortization of goodwill and identified intangible assets with indefinite useful lives ceased. The merger of First Union and the former Wachovia was accounted for using the purchase method, and in accordance with the provisions of SFAS 141, the goodwill recorded in connection with the merger was never subject to amortization.

     Under the provisions of SFAS 142, all goodwill and identified intangible assets with an indefinite useful life must be tested for impairment as of January 1, 2002, and annually thereafter. This test involves assigning tangible and intangible assets, liabilities, identified intangible assets and goodwill to reporting units and comparing the fair value of each reporting unit to its carrying value. If the fair value is less than the carrying value, a further test is required to measure the amount of goodwill impairment. The company's impairment evaluation as of January 1, 2002, indicated that none of the company's goodwill was impaired.

CONSOLIDATIONS In the first quarter of 2002, the FASB reached tentative conclusions on issues related to the consolidation of special purpose entities
(SPE), and announced plans to issue an exposure draft of an interpretation of FASB Statement No. 94, Consolidation of All Majority-Owned Subsidiaries, and Accounting Research Bulletin No. 51. Under the accounting model being considered by the FASB, an SPE would be consolidated by its primary beneficiary when the SPE lacks sufficient independent economic substance.

     Because the FASB has not yet issued an exposure draft, we are not in a position at this time to assess the impact that any action the FASB may take might have on our consolidated financial statements. The potential impact may include the consolidation by the company of certain SPEs that are currently not included in our consolidated financial statements. Please refer to the discussion of our off-balance sheet profile in our 2001 Annual Report on Form 10-K.

REGULATORY MATTERS On October 26, 2001, the President signed the USA Patriot Act of 2001 into law. This act contains the International Money Laundering Abatement and Financial Anti-Terrorism Act of 2001 (the IMLAFA). The IMLAFA contains anti-money laundering measures affecting insured depository institutions, broker-dealers and certain other financial institutions. The IMLAFA requires U.S. financial institutions to adopt new policies and procedures to combat money laundering and grants the Secretary of the Treasury broad authority to establish regulations and to impose requirements and restrictions on financial institutions' operations. As of the date of this filing, we have not determined the impact the IMLAFA will have on our operations but the impact is not expected to be material. We will establish policies and procedures to ensure compliance with the IMLAFA.

     In 1999 the Gramm-Leach-Bliley Financial Modernization Act of 1999 (Modernization Act) became law. The Modernization Act allows bank holding companies meeting management, capital and Community Reinvestment Act standards to engage in a substantially broader range of nonbanking activities than was permissible before enactment, including underwriting insurance and making merchant banking investments in commercial and financial companies. It also allows insurers and other financial services companies to acquire banks; removes various restrictions that applied to bank holding company ownership of securities firms and mutual fund advisory companies; and establishes the overall regulatory structure applicable to bank holding companies that also engage in insurance and securities activities. This part of the Modernization Act became effective in March 2000. In 2000 we became a financial holding company pursuant to the Modernization Act and are thereby permitted to engage in the broader range of activities that the Modernization Act permits.

     The Modernization Act also modifies current law related to financial privacy and community reinvestment. The new privacy provisions generally prohibit financial institutions, including Wachovia, from disclosing nonpublic personal financial information to non-affiliated third parties unless customers have the opportunity to "opt out" of the disclosure.

     Various legislative and regulatory proposals concerning the financial services industry are pending in Congress, the legislatures in states in which we conduct operations and before various regulatory agencies that supervise our operations. Given the uncertainty of the legislative and regulatory process, we cannot assess the impact of any such legislation or regulations on our financial condition or results of operations.

TABLE 1
SELECTED STATISTICAL DATA

--------------------------------------------------------------------------------------------------------------------------

                                                                     2002                                            2001
                                                              ------------   ---------------------------------------------

                                                                    FIRST       Fourth      Third      Second       First
(Dollars in millions, except per share data)                      QUARTER      Quarter    Quarter     Quarter     Quarter
--------------------------------------------------------------------------------------------------------------------------
PROFITABILITY (a)
Diluted earnings per common share                           $        0.66         0.58       0.27        0.66        0.62
Diluted earnings per common share - cash earnings           $        0.74         0.71       0.36        0.73        0.69
Return on average common stockholders' equity                       12.68 %      10.77       5.77       16.19       15.64
Return on average tangible common
  stockholders' equity - cash earnings                              25.30        23.56      11.36       23.35       22.91
Net interest margin (b)                                              3.90         3.81       3.58        3.41        3.42
Fee and other income as % of total revenue                          45.00        45.33      34.42       48.32       47.13
Overhead efficiency ratio - cash earnings                           57.93 %      59.22      72.86       62.06       62.80
Operating leverage - cash earnings (c)                      $          42        1,036       (462)         59         (67)
Effective income tax rate                                           32.09 %      31.65      27.67       31.54       31.54
--------------------------------------------------------------------------------------------------------------------------
CAPITAL ADEQUACY
Tier 1 capital ratio                                                 7.49 %       7.04       6.75        7.37        7.18
Total capital ratio                                                 11.56        11.08      10.84       11.45       11.33
Leverage                                                             6.51 %       6.19       7.22        6.00        5.88
--------------------------------------------------------------------------------------------------------------------------
ASSET QUALITY
Allowance as % of loans, net                                         1.84 %       1.83       1.79        1.44        1.43
Allowance as % of nonperforming assets (d)                            162          175        186         133         132
Net charge-offs as % of average loans, net                           0.83         0.93       0.73        0.52        0.53
Nonperforming assets as % of loans, net,
  foreclosed properties and loans held for sale                      1.21 %       1.13       1.08        1.23        1.30
--------------------------------------------------------------------------------------------------------------------------
OTHER DATA
Employees                                                          82,809       84,046     85,534      67,420      69,362
Financial centers                                                   3,362        3,434      3,461       2,690       2,695
ATMs                                                                4,618        4,675      4,698       3,419       3,676
Common shares outstanding (In millions)                             1,368        1,362      1,361         979         981
Common stock price                                          $       37.08        31.36      31.00       34.94       33.00
Market capitalization                                       $      50,716       42,701     42,191      34,213      32,382
==========================================================================================================================
(a)  Based on operating earnings.
(b)  Tax-equivalent.
(c)  Incremental change on a quarter-to-quarter basis in tax-equivalent net interest income and fee and other income, less noninterest expense, excluding goodwill and other intangible amortization.
(d)  These ratios do not include nonperforming loans included in loans held for sale.

TABLE 2
SUMMARIES OF INCOME, PER COMMON SHARE AND BALANCE SHEET DATA

------------------------------------------------------------------------------------------------------------------------

                                                                     2002                                          2001
                                                              ------------  --------------------------------------------

                                                                    FIRST      Fourth      Third     Second       First
(In millions, except per share data)                              QUARTER     Quarter    Quarter    Quarter     Quarter
------------------------------------------------------------------------------------------------------------------------
SUMMARIES OF INCOME
Interest income                                             $       3,903       4,311      3,944      3,820       4,025
========================================================================================================================
Interest income (a)                                         $       3,954       4,363      3,988      3,851       4,057
Interest expense                                                    1,477       1,879      2,014      2,109       2,323
------------------------------------------------------------------------------------------------------------------------
Net interest income (a)                                             2,477       2,484      1,974      1,742       1,734
Provision for loan losses                                             339         381      1,124        223         219
------------------------------------------------------------------------------------------------------------------------
Net interest income after provision for loan losses (a)             2,138       2,103        850      1,519       1,515
Securities transactions - portfolio                                    (6)        (16)       (35)         -         (16)
Fee and other income                                                2,033       2,076      1,067      1,630       1,590
Merger-related and restructuring charges                               (8)         88         85        (69)          2
Other noninterest expense                                           2,777       2,942      2,310      2,266       2,207
------------------------------------------------------------------------------------------------------------------------
Income (loss) before income taxes (benefits) (a)                    1,396       1,133       (513)       952         880
Income taxes (benefits)                                               432         345       (223)       288         264
Tax-equivalent adjustment                                              51          52         44         31          32
------------------------------------------------------------------------------------------------------------------------
        Net income (loss)                                             913         736       (334)       633         584
Dividends on preferred stock                                            6           6          -          -           -
------------------------------------------------------------------------------------------------------------------------
        Net income (loss) available to common stockholders  $         907         730       (334)       633         584
========================================================================================================================
PER COMMON SHARE DATA
Basic                                                                0.67        0.54      (0.31)      0.65        0.60
Diluted                                                              0.66        0.54      (0.31)      0.64        0.59
Cash dividends                                              $        0.24        0.24       0.24       0.24        0.24
Average common shares - Basic                                       1,355       1,352      1,094        969         968
Average common shares - Diluted                                     1,366       1,363      1,105        978         976
Average common stockholders' equity
  Quarter-to-date                                           $      28,887      28,528     20,330     16,026      15,846
  Year-to-date                                                     28,887      20,218     17,417     15,937      15,846
Book value per common share                                         21.04       20.88      20.94      16.49       16.39
Common stock price
  High                                                              37.50       31.90      36.38      34.94       34.09
  Low                                                               30.26       27.90      27.95      29.70       27.81
  Period-end                                                $       37.08       31.36      31.00      34.94       33.00
    To earnings ratio (b)                                           24.24 X     21.63      20.39      12.99     (150.00)
    To book value                                                     176 %       150        148        212         201
BALANCE SHEET DATA
Assets                                                      $     319,853     330,452    325,897    245,941     252,949
Long-term debt                                              $      39,936      41,733     43,233     36,060      36,092
========================================================================================================================
(a)  Tax-equivalent.
(b)  Based on diluted earnings per common share.

TABLE 3
MERGER-RELATED AND RESTRUCTURING CHARGES

-----------------------------------------------------------------------------------------------------------------------

                                                                                                                 THREE
                                                                                                                MONTHS
                                                                                                                 ENDED
                                                                                                             MARCH 31,
(In millions)                                                                                                     2002
-----------------------------------------------------------------------------------------------------------------------
MERGER-RELATED AND RESTRUCTURING CHARGES - FIRST UNION/WACHOVIA
Merger-related charges
  Personnel costs                                                                                         $          4
  Occupancy and equipment                                                                                           16
  Gain on regulatory-mandated branch sales                                                                        (121)
  System conversion costs                                                                                           18
  Other                                                                                                             10
-----------------------------------------------------------------------------------------------------------------------
        Total merger-related charges                                                                               (73)
Restructuring charges
  Employee termination benefits                                                                                     33
  Occupancy and equipment                                                                                           25
  Other                                                                                                              6
-----------------------------------------------------------------------------------------------------------------------
        Total restructuring charges                                                                                 64
-----------------------------------------------------------------------------------------------------------------------
        Total First Union/Wachovia merger-related and restructuring charges                                         (9)
Merger-related charges from other mergers                                                                            1
-----------------------------------------------------------------------------------------------------------------------
        Total merger-related and restructuring charges                                                    $         (8)
=======================================================================================================================

                                                                               First Union/
                                                                                   Wachovia
(In millions)                                                                        Merger         Other        Total
-----------------------------------------------------------------------------------------------------------------------
ACTIVITY IN THE RESTRUCTURING ACCRUAL
Balance, December 31, 2001                                                   $           63            63          126
Restructuring charge                                                                     64             -           64
Cash payments                                                                           (42)           (7)         (49)
-----------------------------------------------------------------------------------------------------------------------
Balance, March 31, 2002                                                      $           85            56          141
=======================================================================================================================

TABLE 4
BUSINESS SEGMENTS

---------------------------------------------------------------------------------------------------------------------------------

                                                         2002                                                               2001
                                               ---------------   ----------------------------------------------------------------

                                                        FIRST           Fourth            Third           Second           First
(In millions)                                         QUARTER          Quarter          Quarter          Quarter         Quarter
---------------------------------------------------------------------------------------------------------------------------------
GENERAL BANK COMBINED (a)
Net interest income (b)                     $           1,649            1,642            1,270            1,133           1,079
Fee and other income                                      498              578              434              378             333
Intersegment revenue                                       40               45               29               27              25
---------------------------------------------------------------------------------------------------------------------------------
        Total revenue                                   2,187            2,265            1,733            1,538           1,437
Provision for loan losses                                 115              130               97               98             100
Noninterest expense                                     1,205            1,239            1,011              922             891
Income taxes                                              307              317              209              167             149
Tax-equivalent adjustment                                  10               10               10                9               6
---------------------------------------------------------------------------------------------------------------------------------
        Operating earnings                  $             550              569              406              342             291
---------------------------------------------------------------------------------------------------------------------------------
Risk adjusted return on capital                         40.07 %          42.56            36.95            39.86           37.44
Cash overhead efficiency ratio                          55.12 %          54.70            57.80            59.00           61.02
Economic profit                             $             392              412              280              255             220
Average loans, net                                     98,030           97,004           76,383           65,240          63,107
Average core deposits                                 136,096          133,996          109,656           98,429          97,421
Economic capital, average                   $           5,473            5,356            4,446            3,675           3,507
=================================================================================================================================
COMMERCIAL
Net interest income (b)                     $             337              334              223              181             169
Fee and other income                                       71               65               42               30              28
Intersegment revenue                                       16               20               14               14              12
---------------------------------------------------------------------------------------------------------------------------------
        Total revenue                                     424              419              279              225             209
Provision for loan losses                                  39               38               25               13              19
Noninterest expense                                       152              156              116              101              95
Income taxes                                               75               72               39               28              28
Tax-equivalent adjustment                                  10               10                9                9               6
---------------------------------------------------------------------------------------------------------------------------------
        Operating earnings                  $             148              143               90               74              61
---------------------------------------------------------------------------------------------------------------------------------
Risk adjusted return on capital                         25.84  %         26.61            25.27            26.69           23.76
Cash overhead efficiency ratio                          35.71  %         37.34            41.09            44.24           45.08
Economic profit                             $              78               74               45               36              28
Average loans, net                                     39,942           40,336           28,758           23,139          22,481
Average core deposits                                  14,081           13,289           10,794            9,602           9,129
Economic capital, average                   $           2,135            2,012            1,332              980             972
=================================================================================================================================
RETAIL AND SMALL BUSINESS
Net interest income (b)                     $           1,312            1,308            1,047              952             910
Fee and other income                                      427              513              392              348             305
Intersegment revenue                                       24               25               15               13              13
---------------------------------------------------------------------------------------------------------------------------------
        Total revenue                                   1,763            1,846            1,454            1,313           1,228
Provision for loan losses                                  76               92               72               85              81
Noninterest expense                                     1,053            1,083              895              821             796
Income taxes                                              232              245              170              139             121
Tax-equivalent adjustment                                   -                -                1                -               -
---------------------------------------------------------------------------------------------------------------------------------
        Operating earnings                  $             402              426              316              268             230
---------------------------------------------------------------------------------------------------------------------------------
Risk adjusted return on capital                         49.17  %         52.15            41.95            44.64           42.68
Cash overhead efficiency ratio                          59.80  %         58.66            61.01            61.54           63.72
Economic profit                             $             314              338              235              219             192
Average loans, net                                     58,088           56,668           47,625           42,101          40,626
Average core deposits                                 122,015          120,707           98,862           88,827          88,292
Economic capital, average                   $           3,338            3,344            3,114            2,695           2,535
=================================================================================================================================
(a)  General Bank Combined represents the consolidation of the General Bank's Commercial and Retail and Small Business lines of business.
(b)  Tax-equivalent.

                                                                     (Continued)

TABLE 4
BUSINESS SEGMENTS

------------------------------------------------------------------------------------------------------------------------------

                                                               2002                                                      2001
                                                        ------------   -------------------------------------------------------

                                                              FIRST         Fourth          Third        Second         First
(In millions)                                               QUARTER        Quarter        Quarter       Quarter       Quarter
------------------------------------------------------------------------------------------------------------------------------
CAPITAL MANAGEMENT COMBINED (a)
Net interest income (b)                              $           45             47             32            31            33
Fee and other income                                            778            782            652           687           678
Intersegment revenue                                            (17)           (19)           (12)          (12)          (11)
------------------------------------------------------------------------------------------------------------------------------
        Total revenue                                           806            810            672           706           700
Provision for loan losses                                         -              -              -             -             -
Noninterest expense                                             676            670            573           583           574
Income taxes                                                     48             51             34            42            44
Tax-equivalent adjustment                                         -              -              -             -             -
------------------------------------------------------------------------------------------------------------------------------
        Operating earnings                           $           82             89             65            81            82
------------------------------------------------------------------------------------------------------------------------------
Risk adjusted return on capital                               49.95  %       53.14          32.22         42.79         42.91
Cash overhead efficiency ratio                                83.91  %       82.77          85.24         82.42         82.12
Economic profit                                      $           64             68             41            59            59
Average loans, net                                              169            337            269           110           129
Average core deposits                                         1,423          1,505          1,535         1,609         1,827
Economic capital, average                                       669            661            801           768           772
Assets under management                              $      230,204        226,470        226,341       172,158       168,343
==============================================================================================================================
RETAIL BROKERAGE SERVICES
Net interest income (b)                              $           45             46             37            35            36
Fee and other income                                            552            552            460           489           483
Intersegment revenue                                            (17)           (17)           (14)          (11)          (11)
------------------------------------------------------------------------------------------------------------------------------
        Total revenue                                           580            581            483           513           508
Provision for loan losses                                         -              -              -             -             -
Noninterest expense                                             523            519            434           449           443
Income taxes                                                     21             22             17            23            22
Tax-equivalent adjustment                                         -              -              -             -             -
------------------------------------------------------------------------------------------------------------------------------
        Operating earnings                           $           36             40             32            41            43
------------------------------------------------------------------------------------------------------------------------------
Risk adjusted return on capital                               26.20  %       28.43          19.96         26.75         26.67
Cash overhead efficiency ratio                                90.35  %       89.48          89.78         87.49         87.26
Economic profit                                      $           20             22             13            24            23
Average loans, net                                                2              2              1             -             1
Average core deposits                                            99             75             93            79           104
Economic capital, average                            $          550            541            645           636           642
==============================================================================================================================
(a)  Capital Management Combined represents the consolidation of Capital Management's Retail Brokerage Services, Asset
Management, and Other, which primarily serves to eliminate intersegment revenue.
(b)  Tax-equivalent.

                                                                     (Continued)

TABLE 4
BUSINESS SEGMENTS

------------------------------------------------------------------------------------------------------------------------------

                                                               2002                                                      2001
                                                        ------------   -------------------------------------------------------

                                                              FIRST         Fourth          Third        Second         First
(In millions)                                               QUARTER        Quarter        Quarter       Quarter       Quarter
------------------------------------------------------------------------------------------------------------------------------
ASSET MANAGEMENT
Net interest income (b)                              $           (1)             -             (6)           (6)           (4)
Fee and other income                                            237            238            206           208           206
Intersegment revenue                                              -              -             (1)            -             -
------------------------------------------------------------------------------------------------------------------------------
        Total revenue                                           236            238            199           202           202
Provision for loan losses                                         -              -             -              -             -
Noninterest expense                                             166            163            151           144           141
Income taxes                                                     26             28             16            19            22
Tax-equivalent adjustment                                         -              -             -              -             -
------------------------------------------------------------------------------------------------------------------------------
        Operating earnings                           $           44             47             32            39            39
------------------------------------------------------------------------------------------------------------------------------
Risk adjusted return on capital                              146.60  %      152.29          79.07        114.45        121.78
Cash overhead efficiency ratio                                70.37  %       68.57          75.66         71.04         69.92
Economic profit                                      $           41             44             27            34            36
Average loans, net                                              167            335            268           110           128
Average core deposits                                         1,324          1,430          1,442         1,530         1,723
Economic capital, average                            $          123            124            159           135           132
==============================================================================================================================
OTHER
Net interest income (b)                              $            1              1              1             2             1
Fee and other income                                            (11)            (8)           (14)          (10)          (11)
Intersegment revenue                                              -             (2)             3            (1)            -
------------------------------------------------------------------------------------------------------------------------------
        Total revenue                                           (10)            (9)           (10)           (9)          (10)
Provision for loan losses                                         -              -              -             -             -
Noninterest expense                                             (13)           (12)           (12)          (10)          (10)
Income taxes                                                      1              1              1             -             -
Tax-equivalent adjustment                                         -              -              -             -             -
------------------------------------------------------------------------------------------------------------------------------
        Operating earnings                           $            2              2              1             1             -
------------------------------------------------------------------------------------------------------------------------------
Risk adjusted return on capital                                   -  %           -              -             -             -
Cash overhead efficiency ratio                                    -  %           -              -             -             -
Economic profit                                      $            3              2              1             1             -
Average loans, net                                                -              -              -             -             -
Average core deposits                                             -              -              -             -             -
Economic capital, average                            $           (4)            (4)            (3)           (3)           (2)
==============================================================================================================================

                                                                     (Continued)

TABLE 4
BUSINESS SEGMENTS

---------------------------------------------------------------------------------------------------------------------------

                                                            2002                                                      2001
                                                     ------------   -------------------------------------------------------

                                                           FIRST         Fourth          Third        Second         First
(In millions)                                            QUARTER        Quarter        Quarter       Quarter       Quarter
---------------------------------------------------------------------------------------------------------------------------
WEALTH MANAGEMENT
Net interest income (a)                           $           96             93             61            48            46
Fee and other income                                         140            136            100            79            79
Intersegment revenue                                           1              1              -             -             -
---------------------------------------------------------------------------------------------------------------------------
        Total revenue                                        237            230            161           127           125
Provision for loan losses                                      1              4              2             -             -
Noninterest expense                                          168            160            114            85            84
Income taxes                                                  25             24             16            13            15
Tax-equivalent adjustment                                      -              -              -             -             -
---------------------------------------------------------------------------------------------------------------------------
        Operating earnings                        $           43             42             29            29            26
---------------------------------------------------------------------------------------------------------------------------
Risk adjusted return on capital                            49.02  %       50.96          46.24         62.73         62.09
Cash overhead efficiency ratio                             70.82  %       69.44          71.00         65.81         67.07
Economic profit                                   $           31             32             20            22            20
Average loans, net                                          8,400         8,148          5,680         4,449         4,368
Average core deposits                                      9,771          9,431          7,313         6,367         6,176
Economic capital, average                         $          330            318            237           171           165
===========================================================================================================================
(a)  Tax-equivalent.

                                                                     (Continued)

TABLE 4
BUSINESS SEGMENTS

----------------------------------------------------------------------------------------------------------------------------

                                                             2002                                                      2001
                                                      ------------   -------------------------------------------------------

                                                            FIRST         Fourth          Third        Second         First
(In millions)                                             QUARTER        Quarter        Quarter       Quarter       Quarter
----------------------------------------------------------------------------------------------------------------------------
CORPORATE AND INVESTMENT
BANK COMBINED (a)
Net interest income (b)                            $          597            693            506           479           450
Fee and other income                                          498            419           (218)          374           354
Intersegment revenue                                          (18)           (19)           (16)          (15)          (12)
----------------------------------------------------------------------------------------------------------------------------
        Total revenue                                       1,077          1,093            272           838           792
Provision for loan losses                                     222            254            126            93            70
Noninterest expense                                           521            551            483           503           475
Income taxes                                                   99             85           (146)           69            74
Tax-equivalent adjustment                                      25             22             17            13            11
----------------------------------------------------------------------------------------------------------------------------
        Operating earnings (loss)                  $          210            181           (208)          160           162
----------------------------------------------------------------------------------------------------------------------------
Risk adjusted return on capital                             14.37  %       13.60         (10.46)        12.36         11.82
Cash overhead efficiency ratio                              48.57  %       50.54            n/m         59.84         59.79
Economic profit                                    $           67             34           (358)            6            (3)
Average loans, net                                         43,342         46,235         42,070        41,145        42,751
Average core deposits                                      12,766         12,633         10,490        10,200         9,456
Economic capital, average                          $        8,028          8,262          6,311         6,040         6,235
============================================================================================================================
CORPORATE BANKING
Net interest income (b)                            $          446            495            365           356           356
Fee and other income                                          271            208            186           181           173
Intersegment revenue                                          (13)           (14)          (10)            (8)           (8)
----------------------------------------------------------------------------------------------------------------------------
        Total revenue                                         704            689            541           529           521
Provision for loan losses                                     222            248            125            95            71
Noninterest expense                                           267            293            243           234           243
Income taxes                                                   80             56             62            68            71
Tax-equivalent adjustment                                       1              1              -             -             -
----------------------------------------------------------------------------------------------------------------------------
        Operating earnings                         $          134             91            111           132           136
----------------------------------------------------------------------------------------------------------------------------
Risk adjusted return on capital                             15.18  %       13.13          15.49         18.43         17.24
Cash overhead efficiency ratio                              38.13  %       42.82          44.87         43.98         46.49
Economic profit                                    $           57             16             35            56            47
Average loans, net                                         39,689         42,307         38,083        36,809        38,137
Average core deposits                                       9,878          9,784          7,925         7,658         7,349
Economic capital, average                          $        5,580          5,708          3,912         3,541         3,614
============================================================================================================================
(a)  Corporate and Investment Bank Combined represents the consolidation of the Corporate and Investment Bank's Corporate
Banking, Investment Banking and Principal Investing lines of business.
(b)  Tax-equivalent.

                                                                     (Continued)

TABLE 4
BUSINESS SEGMENTS

----------------------------------------------------------------------------------------------------------------------------

                                                             2002                                                      2001
                                                      ------------   -------------------------------------------------------

                                                            FIRST         Fourth          Third        Second         First
(In millions)                                             QUARTER        Quarter        Quarter       Quarter       Quarter
----------------------------------------------------------------------------------------------------------------------------
INVESTMENT BANKING
Net interest income (b)                            $          151            195            150           132           106
Fee and other income                                          317            232            181           251           224
Intersegment revenue                                           (5)            (5)            (6)           (7)           (4)
----------------------------------------------------------------------------------------------------------------------------
        Total revenue                                         463            422            325           376           326
Provision for loan losses                                       -              6              1            (2)           (1)
Noninterest expense                                           248            251            231           261           223
Income taxes                                                   54             38             12            26            26
Tax-equivalent adjustment                                      24             21             17            13            11
----------------------------------------------------------------------------------------------------------------------------
        Operating earnings                         $          137            106             64            78            67
----------------------------------------------------------------------------------------------------------------------------
Risk adjusted return on capital                             41.07  %       30.75          24.10         25.46         22.32
Cash overhead efficiency ratio                              53.65  %       59.28          70.91         69.14         68.47
Economic profit                                    $          101             67             31            41            31
Average loans, net                                          3,653          3,887          3,969         4,335         4,615
Average core deposits                                       2,888          2,849          2,565         2,542         2,107
Economic capital, average                          $        1,348          1,417          1,058         1,160         1,252
============================================================================================================================
PRINCIPAL INVESTING
Net interest income (b)                            $            -              3             (9)           (9)          (12)
Fee and other income                                          (90)           (21)          (585)          (58)          (43)
Intersegment revenue                                            -              -              -             -             -
----------------------------------------------------------------------------------------------------------------------------
        Total revenue                                         (90)           (18)          (594)          (67)          (55)
Provision for loan losses                                       -              -              -             -             -
Noninterest expense                                             6              7              9             8             9
Income taxes                                                  (35)            (9)          (220)          (25)          (23)
Tax-equivalent adjustment                                       -              -              -             -             -
----------------------------------------------------------------------------------------------------------------------------
        Operating loss                             $          (61)           (16)          (383)          (50)          (41)
----------------------------------------------------------------------------------------------------------------------------
Risk adjusted return on capital                            (22.44) %       (5.41)       (113.40)       (15.02)       (12.09)
Cash overhead efficiency ratio                                n/m  %         n/m            n/m           n/m           n/m
Economic profit                                    $          (91)           (49)          (424)          (91)          (81)
Average loans, net                                              -             41             18             1            (1)
Average core deposits                                           -              -              -             -             -
Economic capital, average                          $        1,100          1,137          1,341         1,339         1,369
============================================================================================================================

                                                                     (Continued)

TABLE 4
BUSINESS SEGMENTS

------------------------------------------------------------------------------------------------------------------------------

                                                               2002                                                      2001
                                                        ------------   -------------------------------------------------------

                                                              FIRST         Fourth          Third        Second         First
(In millions)                                               QUARTER        Quarter        Quarter       Quarter       Quarter
------------------------------------------------------------------------------------------------------------------------------
PARENT
Net interest income (a)                              $           90              9            105            51           126
Fee and other income                                            113            145             68           111           102
Intersegment revenue                                             (6)            (8)            (1)            -            (2)
------------------------------------------------------------------------------------------------------------------------------
        Total revenue                                           197            146            172           162           226
Provision for loan losses                                         1             (7)            19            32            49
Noninterest expense                                             207            322            129            76           114
Income taxes                                                    (50)          (107)             1             8            (1)
Tax-equivalent adjustment                                        16             20             17             9            15
------------------------------------------------------------------------------------------------------------------------------
        Operating earnings (loss)                    $           23            (82)             6            37            49
------------------------------------------------------------------------------------------------------------------------------
Risk adjusted return on capital                               19.29  %       13.47          24.64         29.37         28.83
Cash overhead efficiency ratio                                19.86  %       46.97          12.47         10.51         22.83
Economic profit                                      $           53              9             51            65            76
Average loans, net                                            7,123         11,115          8,624         8,268         9,495
Average core deposits                                         3,634          4,261          3,209         2,430         3,312
Economic capital, average                            $        2,588          2,488          1,597         1,517         1,820
==============================================================================================================================
CONSOLIDATED
Net interest income (a)                              $        2,477          2,484          1,974         1,742         1,734
Fee and other income                                          2,027          2,060          1,036         1,629         1,546
Intersegment revenue                                              -              -             -              -             -
------------------------------------------------------------------------------------------------------------------------------
        Total revenue                                         4,504          4,544          3,010         3,371         3,280
Provision for loan losses                                       339            381            244           223           219
Noninterest expense                                           2,777          2,942          2,310         2,169         2,138
Income taxes                                                    429            370            114           299           281
Tax-equivalent adjustment                                        51             52             44            31            32
------------------------------------------------------------------------------------------------------------------------------
        Operating earnings                                      908            799            298           649           610
------------------------------------------------------------------------------------------------------------------------------
Adjustments from operating
  earnings to net income (loss)
    Merger-related, restructuring
      and other charges/gains
        Provision for loan losses                                 -              -           (880)           -             -
        Fee and other income                                      -              -             (4)           1            28
        Noninterest expense                                       8            (88)           (85)         (28)          (71)
        Income tax (expense) benefits                            (3)            25            337           11            17
------------------------------------------------------------------------------------------------------------------------------
  After-tax merger-related,
    restructuring and other charges/gains                         5            (63)          (632)         (16)          (26)
------------------------------------------------------------------------------------------------------------------------------
        Net income (loss)                                       913            736           (334)         633           584
  Dividends on preferred stock                                    6              6              -            -             -
------------------------------------------------------------------------------------------------------------------------------
        Net income (loss) available to
          common stockholders                        $          907            730           (334)         633           584
------------------------------------------------------------------------------------------------------------------------------
Risk adjusted return on capital                               25.41  %       24.88          13.02        25.41         24.07
Cash overhead efficiency ratio                                57.93  %       59.22          72.86        62.06         62.80
Economic profit                                      $          607            555             34          407           372
Average loans, net                                          157,064        162,839        133,026      119,212       119,850
Average core deposits                                       163,690        161,826        132,203      119,035       118,192
Economic capital, average                            $       17,088         17,085         13,392       12,171        12,499
==============================================================================================================================
(a)  Tax-equivalent.

                                                                     (Continued)

TABLE 4
BUSINESS SEGMENTS

---------------------------------------------------------------------------------------------------------------------------------

                                                                                               THREE MONTHS ENDED MARCH 31, 2002
                                  -----------------------------------------------------------------------------------------------

                                                                                                              MERGER-
                                                                                  CORPORATE                  RELATED
                                                                                        AND                      AND
                                      GENERAL         CAPITAL         WEALTH     INVESTMENT            RESTRUCTURING
(in millions)                            BANK      MANAGEMENT     MANAGEMENT           BANK     PARENT   CHARGES (b)       TOTAL
---------------------------------------------------------------------------------------------------------------------------------
CONSOLIDATED
Net interest income (a)        $        1,649              45             96            597         90           (51)      2,426
Fee and other income                      498             778            140            498        113             -       2,027
Intersegment revenue                       40             (17)             1            (18)        (6)            -           -
---------------------------------------------------------------------------------------------------------------------------------
        Total revenue                   2,187             806            237          1,077        197           (51)      4,453
Provision for loan losses                 115               -              1            222          1             -         339
Noninterest expense                     1,205             676            168            521        207            (8)      2,769
Income taxes (benefits)                   307              48             25             99        (50)            3         432
Tax-equivalent adjustment                  10               -              -             25         16           (51)          -
---------------------------------------------------------------------------------------------------------------------------------
        Net income                        550              82             43            210         23             5         913
  Dividends on preferred stock              -               -              -              -          6             -           6
---------------------------------------------------------------------------------------------------------------------------------
        Net income available to
          common stockholders  $          550              82             43            210         17             5         907
---------------------------------------------------------------------------------------------------------------------------------
Risk adjusted return on capital         40.07  %        49.95          49.02          14.37      19.29             -       25.41
Cash overhead efficiency ratio          55.12  %        83.91          70.82          48.57      19.86             -       57.93
Economic profit                $          392              64             31             67         53             -         607
Average loans, net                     98,030             169          8,400         43,342      7,123             -     157,064
Average core deposits                 136,096           1,423          9,771         12,766      3,634             -     163,690
Economic capital, average      $        5,473             669            330          8,028      2,588             -      17,088
=================================================================================================================================

                                                                                               Three Months Ended March 31, 2001
                                  -----------------------------------------------------------------------------------------------

                                                                                                             Merger-
                                                                                                            Related,
                                                                                  Corporate            Restructuring
                                                                                        and                and Other
                                      General         Capital         Wealth     Investment                 Charges/
(In millions)                            Bank      Management     Management           Bank     Parent     Gains (b)       Total
---------------------------------------------------------------------------------------------------------------------------------
CONSOLIDATED
Net interest income (a)        $        1,079              33             46            450        126           (32)      1,702
Fee and other income                      333             678             79            354        102            28       1,574
Intersegment revenue                       25             (11)             -            (12)        (2)            -           -
---------------------------------------------------------------------------------------------------------------------------------
        Total revenue                   1,437             700            125            792        226            (4)      3,276
Provision for loan losses                 100               -              -             70         49             -         219
Noninterest expense                       891             574             84            475        114            71       2,209
Income taxes (benefits)                   149              44             15             74         (1)          (17)        264
Tax-equivalent adjustment                   6               -              -             11         15           (32)          -
---------------------------------------------------------------------------------------------------------------------------------
        Net income             $          291              82             26            162         49           (26)        584
---------------------------------------------------------------------------------------------------------------------------------
Risk adjusted return on capital         37.44  %        42.91          62.09          11.82      28.83             -       24.07
Cash overhead efficiency ratio          61.02  %        82.12          67.07          59.79      22.83             -       62.80
Economic profit                $          220              59             20             (3)        76             -         372
Average loans, net                     63,107             129          4,368         42,751      9,495             -     119,850
Average core deposits                  97,421           1,827          6,176          9,456      3,312             -     118,192
Economic capital, average      $        3,507             772            165          6,235      1,820             -      12,499
=================================================================================================================================
(a)  Tax-equivalent.
(b)  See "Merger-Related and Restructuring Charges" in Management's Analysis of Operations and the Consolidated Condensed
Statements of Income for more information on merger-related and restructuring charges. Additionally, the tax-equivalent amounts are eliminated herein in order for "Total" amounts to agree with amounts appearing in the Consolidated Statements of Income.

TABLE 5
FEE AND OTHER INCOME - CORPORATE AND INVESTMENT BANK (a)

-----------------------------------------------------------------------------------------------------------------------

                                                                    2002                                          2001
                                                             ------------  --------------------------------------------

                                                                   FIRST      Fourth      Third     Second       First
(In millions)                                                    QUARTER     Quarter    Quarter    Quarter     Quarter
-----------------------------------------------------------------------------------------------------------------------
CORPORATE BANKING
Lending/Treasury services                                  $         162          93         82         74          70
Leasing                                                               41          45         40         48          46
International                                                         68          70         64         59          57
-----------------------------------------------------------------------------------------------------------------------
        Total                                                        271         208        186        181         173
Intersegment revenue                                                 (13)        (14)       (10)        (8)         (8)
-----------------------------------------------------------------------------------------------------------------------
        Total Corporate Banking                                      258         194        176        173         165
-----------------------------------------------------------------------------------------------------------------------
INVESTMENT BANKING
Agency                                                               137         142         57        116          40
Fixed income                                                         163          60        113        122         174
Affordable housing                                                    17          30         11         13          10
-----------------------------------------------------------------------------------------------------------------------
        Total                                                        317         232        181        251         224
Intersegment revenue                                                  (5)         (5)        (6)        (7)         (4)
-----------------------------------------------------------------------------------------------------------------------
        Total Investment Banking                                     312         227        175        244         220
-----------------------------------------------------------------------------------------------------------------------
PRINCIPAL INVESTING                                                  (90)        (21)      (585)       (58)        (43)
-----------------------------------------------------------------------------------------------------------------------
        Total fee and other income - Corporate
          and Investment Bank                              $         480         400       (234)       359         342
=======================================================================================================================
(a)  The aggregate amounts of trading account profits included in this table in the first quarter of 2002 and in the fourth, third, second and first quarters of 2001 were $121 million, $43 million, $66 million, $110 million and
$83 million, respectively.

TABLE 6
SELECTED RATIOS

---------------------------------------------------------------------------------------------------------------------------

                                                               2002                                                   2001
                                                      --------------   ----------------------------------------------------

                                                              FIRST        Fourth         Third       Second         First
                                                            QUARTER       Quarter       Quarter      Quarter       Quarter
---------------------------------------------------------------------------------------------------------------------------
PERFORMANCE RATIOS (a)
Assets to stockholders' equity                                10.89 X       11.17         13.15        15.43         15.49
Return on assets                                               1.18 %        0.92         (0.50)        1.03          0.97
Return on total stockholders' equity                          12.81 %       10.22         (6.52)       15.84         14.95
===========================================================================================================================
DIVIDEND PAYOUT RATIOS ON
Operating earnings
  Common shares                                               36.36 %       41.38         89.45        36.36         38.71
  Preferred and common shares                                 36.74         41.30         89.45        36.36         38.71
Net income (b)
  Common shares                                               36.36         44.44             -        37.50         40.68
  Preferred and common shares                                 36.54 %       44.86             -        37.50         40.68
===========================================================================================================================
OTHER RATIOS
Operating earnings
  Return on assets                                             1.17 %        0.99          0.44         1.05          1.01
  Return on common stockholders' equity                       12.68 %       10.77          5.77        16.19         15.64
===========================================================================================================================
(a)  Based on average balances and net income.
(b)  Dividend payout ratios are not presented for periods in which there is a net loss.

TABLE 7
SECURITIES (a)

----------------------------------------------------------------------------------------------------------------------------------

                                                                                                                   March 31, 2002
                                  ------------------------------------------------------------------------------------------------

                                                                                           GROSS UNREALIZED               AVERAGE
                                       1 YEAR        1-5     5-10  AFTER 10            ---------------------  AMORTIZED  MATURITY
(in millions)                         OR LESS      YEARS    YEARS     YEARS     TOTAL    GAINS       LOSSES        COST  IN YEARS
----------------------------------------------------------------------------------------------------------------------------------
MARKET VALUE
U.S. Treasury                   $         917         12        3        88     1,020        1           11       1,030      2.63
U.S. Government agencies                   20      7,286   23,090         1    30,397      217          373      30,553      6.29
Asset-backed                              316     11,427    5,067       218    17,028      579          153      16,602      3.12
State, county and municipal                75        261      491     1,609     2,436      135           16       2,317     17.61
Sundry                                    257      1,625    3,003     1,616     6,501       71          151       6,581      6.99
------------------------------------------------------------------------------------------------------------------------
        Total market value      $       1,585     20,611   31,654     3,532    57,382    1,003          704      57,083      5.82
==================================================================================================================================
MARKET VALUE
Debt securities                 $       1,585     20,611   31,654     2,304    56,154      988          694      55,860
Equity securities                           -          -        -     1,228     1,228       15           10       1,223
------------------------------------------------------------------------------------------------------------------------
        Total market value      $       1,585     20,611   31,654     3,532    57,382    1,003          704      57,083
========================================================================================================================
AMORTIZED COST
Debt securities                 $       1,591     20,298   31,687     2,284    55,860
Equity securities                           -          -        -     1,223     1,223
--------------------------------------------------------------------------------------
        Total amortized cost    $       1,591     20,298   31,687     3,507    57,083
======================================================================================
WEIGHTED AVERAGE YIELD
  U.S. Treasury                          1.76  %    5.91     7.13      5.21      2.15
  U.S. Government agencies               4.04       5.84     6.24      6.06      6.14
  Asset-backed                           7.94       7.34     7.06      7.63      7.27
  State, county and municipal            7.85       8.43     9.74      8.03      8.39
  Sundry                                 7.17       6.25     7.37      5.19      6.54
  Consolidated                           4.19  %    6.74     6.52      6.60      6.54
======================================================================================

(a)  At March 31, 2002, all securities were classified as available for sale.

      Securities with an aggregate amortized cost of $34 billion are pledged to secure U.S. Government and other public deposits and for other purposes as required by various statutes or agreements.
      Included primarily in "Sundry" are $3.9 billion of securities denominated in currencies other than the U.S. dollar.
These securities had a weighted average maturity of 6.49 years and a weighted average yield of 6.19 percent.
      Expected maturities may differ from contractual maturities because issuers may have the right to call or prepay obligations with or without call or prepayment penalties. Average maturity excludes equity securities and money market funds.
      Yields related to securities exempt from federal and state income taxes are stated on a fully tax-equivalent basis.
They are reduced by the nondeductible portion of interest expense, assuming a federal tax rate of 35 percent and applicable state tax rates.
      At March 31, 2002, there were forward commitments to purchase securities at a cost that approximates a market value of
$2.7 billion, and commitments to sell securities at a cost that approximates a market value of $375 million.
      Gross gains and losses realized on the sale of debt securities for the three months ended March 31, 2002, were
$38 million and $42 million, respectively, and gross gains and losses realized on equity securities were $6 million and
$8 million, respectively.

TABLE 8
LOANS - ON-BALANCE SHEET, AND MANAGED AND SERVICING PORTFOLIOS

---------------------------------------------------------------------------------------------------------------------------------

                                                              2002                                                          2001
                                                      -------------   -----------------------------------------------------------

                                                             FIRST          Fourth           Third         Second          First
(In millions)                                              QUARTER         Quarter         Quarter        Quarter        Quarter
---------------------------------------------------------------------------------------------------------------------------------
ON-BALANCE SHEET LOAN PORTFOLIO
  COMMERCIAL
  Commercial, financial and agricultural            $       60,385          61,258          63,616         52,516         52,687
  Real estate - construction and other                       8,137           7,969           7,457          3,060          3,345
  Real estate - mortgage                                    17,186          17,234          17,156          7,964          9,187
  Lease financing                                           22,223          21,958          21,625         16,903         16,625
  Foreign                                                    6,920           7,653           7,572          5,920          5,396
---------------------------------------------------------------------------------------------------------------------------------
        Total commercial                                   114,851         116,072         117,426         86,363         87,240
---------------------------------------------------------------------------------------------------------------------------------
  CONSUMER
  Real estate - mortgage                                    20,901          22,139          25,466         17,277         17,678
  Installment loans                                         36,073          34,666          35,577         24,597         23,253
  Vehicle leasing                                              345             618             941          1,231          1,640
---------------------------------------------------------------------------------------------------------------------------------
        Total consumer                                      57,319          57,423          61,984         43,105         42,571
---------------------------------------------------------------------------------------------------------------------------------
        Total loans                                        172,170         173,495         179,410        129,468        129,811
  Unearned income                                            9,876           9,694           9,730          6,976          6,958
---------------------------------------------------------------------------------------------------------------------------------
        Loans, net (on-balance sheet)               $      162,294         163,801         169,680        122,492        122,853
=================================================================================================================================

MANAGED PORTFOLIO
---------------------------------------------------------------------------------------------------------------------------------
COMMERCIAL
On-balance sheet loan portfolio                     $      114,851         116,072         117,426         86,363         87,240
Securitized loans - off-balance sheet                        5,816           5,827           6,613          6,284          6,302
Loans held for sale included in other assets                   962           1,478           1,648            369          1,296
---------------------------------------------------------------------------------------------------------------------------------
        Total commercial                                   121,629         123,377         125,687         93,016         94,838
---------------------------------------------------------------------------------------------------------------------------------
CONSUMER
Real estate - mortgage
  On-balance sheet loan portfolio                           20,901          22,139          25,466         17,277         17,678
  Securitized loans included in securities                   4,181           5,344           2,506          2,625          3,081
  Loans held for sale included in other assets               1,554           2,420           1,687          2,294          1,933
---------------------------------------------------------------------------------------------------------------------------------
        Total real estate - mortgage                        26,636          29,903          29,659         22,196         22,692
---------------------------------------------------------------------------------------------------------------------------------
Installment loans
  On-balance sheet loan portfolio                           36,073          34,666          35,577         24,597         23,253
  Securitized loans - off-balance sheet                     13,989          14,095          12,746         12,909         13,229
  Securitized loans included in securities                   9,230           9,776           9,460          9,755         10,173
  Loans held for sale included in other assets               4,615           3,865           3,502          3,300          3,561
---------------------------------------------------------------------------------------------------------------------------------
        Total installment loans                             63,907          62,402          61,285         50,561         50,216
---------------------------------------------------------------------------------------------------------------------------------
Vehicle leasing - on-balance sheet loan portfolio              345             618             941          1,231          1,640
---------------------------------------------------------------------------------------------------------------------------------
        Total consumer                                      90,888          92,923          91,885         73,988         74,548
---------------------------------------------------------------------------------------------------------------------------------
        Total managed portfolio                     $      212,517         216,300         217,572        167,004        169,386
=================================================================================================================================

SERVICING PORTFOLIO
Commercial                                          $       47,657          42,210          41,394         38,943         37,678
Consumer                                            $          893           1,761           1,510          1,551          2,123
=================================================================================================================================

TABLE 9
LOANS HELD FOR SALE

------------------------------------------------------------------------------------------------------------------------------

                                                                             2002                                        2001
                                                                    --------------   -----------------------------------------

                                                                            FIRST        Fourth     Third    Second     First
(In millions)                                                             QUARTER       Quarter   Quarter   Quarter   Quarter
------------------------------------------------------------------------------------------------------------------------------
Balance, beginning of period                                      $         7,763         6,837     5,963     6,790     8,146
Former Wachovia balance, September 1, 2001                                      -             -       297         -         -
Originations/purchases                                                      5,866         7,471     4,955     5,279     4,773
Performing loans transferred to (from) loans held for sale, net                46           (43)    1,351      (189)      192
Nonperforming loans transferred to loans held for sale, net                     -            35        79       128        90
Allowance for loan losses related to
  loans transferred to loans held for sale                                     (4)          (10)     (262)      (40)      (23)
Lower of cost or market value adjustments                                     (14)          (58)      (15)      (35)      (80)
Performing loans sold                                                      (6,179)       (5,845)   (5,177)   (5,535)   (5,910)
Nonperforming loans sold                                                      (22)         (106)      (88)     (130)      (45)
Other, net (a)                                                               (325)         (518)     (266)     (305)     (353)
------------------------------------------------------------------------------------------------------------------------------
Balance, end of period (b)                                        $         7,131         7,763     6,837     5,963     6,790
==============================================================================================================================

(a)  Other, net represents primarily loan payments.
(b)  Nonperforming loans included in loans held for sale at March 31, 2002, and at December 31, September 30, June 30, and
March 31, 2001, were $213 million, $228 million, $273 million, $250 million and $344 million, respectively.

TABLE 10
ALLOWANCE FOR LOAN LOSSES AND NONPERFORMING ASSETS

------------------------------------------------------------------------------------------------------------------------------

                                                                     2002                                                2001
                                                             -------------   -------------------------------------------------

                                                                    FIRST        Fourth       Third       Second        First
(In millions)                                                     QUARTER       Quarter     Quarter      Quarter      Quarter
------------------------------------------------------------------------------------------------------------------------------
ALLOWANCE FOR LOAN LOSSES
Balance, beginning of period                               $        2,995         3,039       1,760        1,759        1,722
Provision for loan losses relating to loans
  transferred to other assets or sold                                  14             3         230           36           15
Provision for loan losses                                             325           378         894          187          204
Former Wachovia balance, September 1, 2001                              -             -         766            -            -
Allowance relating to loans acquired, transferred
  to other assets or sold                                             (23)          (47)       (368)         (65)         (23)
Loan losses, net                                                     (325)         (378)       (243)        (157)        (159)
------------------------------------------------------------------------------------------------------------------------------
Balance, end of period                                     $        2,986         2,995       3,039        1,760        1,759
==============================================================================================================================
as a % of loans, net                                                 1.84 %        1.83        1.79         1.44         1.43
==============================================================================================================================
as a % of nonaccrual and restructured loans (a)                       177 %         195         202          144          143
==============================================================================================================================
as a % of nonperforming assets (a)                                    162 %         175         186          133          132
==============================================================================================================================
LOAN LOSSES
Commercial, financial and agricultural                     $          275           333         192          122          121
Real estate - commercial construction and mortgage                      2             2           1            3            4
Real estate - residential mortgage                                      4             -           1            2            1
Installment loans and vehicle leasing                                 100            90          80           64           63
------------------------------------------------------------------------------------------------------------------------------
        Total loan losses                                             381           425         274          191          189
------------------------------------------------------------------------------------------------------------------------------
LOAN RECOVERIES
Commercial, financial and agricultural                                 36            30          14           15           16
Real estate - commercial construction and mortgage                      -             1           1            5            1
Real estate - residential mortgage                                      -             -           1            -            -
Installment loans and vehicle leasing                                  20            16          15           14           13
------------------------------------------------------------------------------------------------------------------------------
        Total loan recoveries                                          56            47          31           34           30
------------------------------------------------------------------------------------------------------------------------------
        Loan losses, net                                   $          325           378         243          157          159
==============================================================================================================================
Commercial loan net charge-offs as % of
  average commercial loans, net (b)                                  0.97 %        1.19        0.85         0.55         0.56
Consumer loan net charge-offs as % of
  average consumer loans, net (b)                                    0.59          0.48        0.53         0.48         0.48
Total net charge-offs as % of average loans, net (b)                 0.83 %        0.93        0.73         0.52         0.53
==============================================================================================================================
NONPERFORMING ASSETS
Nonaccrual loans
  Commercial, financial and agricultural                   $        1,371         1,294       1,253        1,069          993
  Real estate - commercial construction and mortgage                  128            87          63           19           33
  Real estate - residential mortgage                                   58            60          75           45           74
  Installment loans and vehicle leasing                               128            93         115           90          131
------------------------------------------------------------------------------------------------------------------------------
        Total nonaccrual loans                                      1,685         1,534       1,506        1,223        1,231
Foreclosed properties (c)                                             159           179         126          104          106
------------------------------------------------------------------------------------------------------------------------------
        Total nonperforming assets                         $        1,844         1,713       1,632        1,327        1,337
==============================================================================================================================
Nonperforming loans included in loans held for sale (d)    $          213           228         273          250          344
Nonperforming assets included in loans and in loans
  held for sale                                            $        2,057         1,941       1,905        1,577        1,681
==============================================================================================================================
as % of loans, net, and foreclosed properties (a)                    1.14 %        1.04        0.96         1.08         1.09
==============================================================================================================================
as % of loans, net, foreclosed properties and loans in
  other assets as held for sale (d)                                  1.21 %        1.13        1.08         1.23         1.30
==============================================================================================================================
Accruing loans past due 90 days                            $          275           288         310          213          220
==============================================================================================================================

(a)  These ratios do not include nonperforming loans included in loans held for sale.
(b)  Annualized.
(c)  Restructured loans are not significant.
(d)  These ratios reflect nonperforming loans included in loans held for sale. Loans held for sale, which are included in other assets, are recorded at the lower of cost or market value, and accordingly, the amount shown and included in the ratios is net of the transferred allowance for loan losses and the lower of cost or market value adjustments.

TABLE 11
NONACCRUAL LOAN ACTIVITY (a)

----------------------------------------------------------------------------------------------------------------------------

                                                                 2002                                                  2001
                                                        --------------   ---------------------------------------------------

                                                                FIRST        Fourth        Third        Second        First
(In millions)                                                 QUARTER       Quarter      Quarter       Quarter      Quarter
----------------------------------------------------------------------------------------------------------------------------
BALANCE, BEGINNING OF PERIOD                          $         1,534         1,506        1,223         1,231        1,176
----------------------------------------------------------------------------------------------------------------------------
COMMERCIAL NONACCRUAL LOAN ACTIVITY
Commercial nonaccrual loans, beginning of period                1,381         1,316        1,088         1,026          939
Former Wachovia balance, September 1, 2001                          -             -          209             -            -
----------------------------------------------------------------------------------------------------------------------------
New nonaccrual loans and advances                                 541           668          376           361          314
Charge-offs                                                      (277)         (335)        (193)         (125)        (125)
Transfers to loans held for sale                                    -             -          (20)            -            -
Transfers to other real estate owned                                -           (40)          (5)            -            -
Sales                                                             (64)          (64)         (36)          (50)           -
Other, principally payments                                       (82)         (164)        (103)         (124)        (102)
----------------------------------------------------------------------------------------------------------------------------
        Net commercial nonaccrual loan activity                   118            65           19            62           87
----------------------------------------------------------------------------------------------------------------------------
Commercial nonaccrual loans, end of period                      1,499         1,381        1,316         1,088        1,026
----------------------------------------------------------------------------------------------------------------------------
CONSUMER NONACCRUAL LOAN ACTIVITY
Consumer nonaccrual loans, beginning of period                    153           190          135           205          237
Former Wachovia balance, September 1, 2001                          -             -           33             -            -
----------------------------------------------------------------------------------------------------------------------------
New nonaccrual loans and advances, net                             50            76           75            53           58
Transfers to loans held for sale                                    -           (22)         (53)         (123)         (90)
Sales and securitizations                                         (17)          (91)           -             -            -
----------------------------------------------------------------------------------------------------------------------------
        Net consumer nonaccrual loan activity                      33           (37)          22           (70)         (32)
----------------------------------------------------------------------------------------------------------------------------
Consumer nonaccrual loans, end of period                          186           153          190           135          205
----------------------------------------------------------------------------------------------------------------------------
BALANCE, END OF PERIOD                                $         1,685         1,534        1,506         1,223        1,231
============================================================================================================================

(a)  Excludes nonaccrual loans included in loans held for sale and foreclosed properties.

                                       42

TABLE 12
GOODWILL AND OTHER INTANGIBLE ASSETS

---------------------------------------------------------------------------------------------------------------------------------

                                                                      2002                                                  2001
                                                             --------------   ---------------------------------------------------

                                                                     FIRST        Fourth        Third        Second        First
(In millions)                                                      QUARTER       Quarter      Quarter       Quarter      Quarter
---------------------------------------------------------------------------------------------------------------------------------
Goodwill                                                   $        10,728        10,616       10,496         3,476        3,524
Deposit base                                                         1,661         1,822        2,433           140          157
Customer relationships                                                 237           244            8             9            9
Tradename                                                               90            90            -             -            -
---------------------------------------------------------------------------------------------------------------------------------
        Total goodwill and other intangible assets         $        12,716        12,772       12,937         3,625        3,690
---------------------------------------------------------------------------------------------------------------------------------

GOODWILL AND OTHER INTANGIBLE ASSETS CREATED BY
  THE FIRST UNION/WACHOVIA MERGER

---------------------------------------------------------------------------------------------------------------------------------

                                                                                                 2002                       2001
                                                                                           -----------  -------------------------

                                                                                                FIRST        Fourth        Third
(In millions)                                                                                 QUARTER       Quarter      Quarter
---------------------------------------------------------------------------------------------------------------------------------
PURCHASE PRICE LESS FORMER WACHOVIA ENDING TANGIBLE
  STOCKHOLDERS' EQUITY AS OF SEPTEMBER 1, 2001                                           $      7,466         7,466        7,466
---------------------------------------------------------------------------------------------------------------------------------
PRELIMINARY FAIR VALUE PURCHASE ACCOUNTING ADJUSTMENTS (a)
Financial assets                                                                                  829           829          747
Premises and equipment                                                                            164           132          146
Employee benefit plans                                                                            276           276          276
Financial liabilities                                                                             (13)          (13)         (13)
Other, including income taxes                                                                    (152)         (169)        (144)
---------------------------------------------------------------------------------------------------------------------------------
        Total fair value purchase accounting adjustments                                        1,104         1,055        1,012
---------------------------------------------------------------------------------------------------------------------------------
PRELIMINARY EXIT COST PURCHASE ACCOUNTING ADJUSTMENTS
Personnel and employee termination benefits (b)                                                   142            94           43
Occupancy and equipment                                                                            83             -            -
Gain on regulatory-mandated branch sales                                                          (53)            -            -
Contract cancellations                                                                              2             2            -
Other                                                                                              51            45           22
---------------------------------------------------------------------------------------------------------------------------------
        Total pre-tax exit costs                                                                  225           141           65
Income taxes                                                                                      (67)          (37)          (9)
---------------------------------------------------------------------------------------------------------------------------------
        Total after-tax exit cost purchase accounting adjustments (One-time costs)                158           104           56
---------------------------------------------------------------------------------------------------------------------------------
        Total purchase intangibles                                                              8,728         8,625        8,534
Preliminary deposit base intangible (Net of income taxes)                                       1,194         1,194        1,465
Other identifiable intangibles (Net of income taxes)                                              209           209            -
---------------------------------------------------------------------------------------------------------------------------------
        Preliminary goodwill                                                             $      7,325         7,222        7,069
=================================================================================================================================

(a)  These adjustments represent preliminary fair value adjustments in compliance with business combination accounting standards and adjust assets and liabilities of the former Wachovia to their fair value as of September 1, 2001.
(b)  These adjustments represent incremental costs relating to combining the two organizations which are specifically related to the former Wachovia.

                                       43

TABLE 13
DEPOSITS

------------------------------------------------------------------------------------------------------------------

                                                      2002                                                   2001
                                             --------------   ----------------------------------------------------

                                                     FIRST        Fourth         Third       Second         First
(In millions)                                      QUARTER       Quarter       Quarter      Quarter       Quarter
------------------------------------------------------------------------------------------------------------------
CORE DEPOSITS
Noninterest-bearing                        $        39,323        43,464        36,382       29,633        28,582
Savings and NOW accounts                            47,436        47,175        44,154       37,266        37,599
Money market accounts                               43,248        40,210        37,020       21,330        20,737
Other consumer time                                 37,134        39,649        42,231       32,793        33,868
------------------------------------------------------------------------------------------------------------------
        Total core deposits                        167,141       170,498       159,787      121,022       120,786
OTHER DEPOSITS
Foreign                                              7,535         9,116        10,181        6,977         7,810
Other time                                           5,357         7,839        10,581       10,568        12,199
------------------------------------------------------------------------------------------------------------------
        Total deposits                     $       180,033       187,453       180,549      138,567       140,795
==================================================================================================================

                                       44

TABLE 14
TIME DEPOSITS IN AMOUNTS OF $100,000 OR MORE

------------------------------------------------------------------------------------------------------------------

                                                                                                    MARCH 31, 2002
                                                                                       ---------------------------

(In millions)
------------------------------------------------------------------------------------------------------------------
MATURITY OF
3 months or less                                                                     $                      4,299
Over 3 months through 6 months                                                                              1,630
Over 6 months through 12 months                                                                             3,155
Over 12 months                                                                                              3,093
------------------------------------------------------------------------------------------------------------------
        Total                                                                        $                     12,177
==================================================================================================================

TABLE 15
LONG-TERM DEBT

---------------------------------------------------------------------------------------------------------------------------------

                                                                     2002                                                   2001
                                                            --------------   ----------------------------------------------------

                                                                    FIRST         Fourth        Third       Second         First
(In millions)                                                     QUARTER        Quarter      Quarter      Quarter       Quarter
---------------------------------------------------------------------------------------------------------------------------------
NOTES AND DEBENTURES ISSUED BY
  THE PARENT COMPANY
  Notes
    4.95% to 7.70%, due 2003 to 2006                      $         6,468          6,475        4,735        3,084         3,084
    Floating rate, due 2002 to 2005                                 2,214          2,217        2,669        2,368         2,368
    Floating rate extendible, due 2005                                 10             10           10           10            10
  Subordinated notes
    5.625% to 8.15%, due 2002 to 2009                               4,701          4,702        4,703        2,665         2,664
    8.00%, due 2009                                                   149            149          208          208           208
    6.605%, due 2025                                                  250            250          250            -             -
    6.30%, Putable/Callable, due 2028                                 200            200          200          200           200
    Floating rate, due 2003                                           150            150          150          150           150
  Subordinated debentures
    6.55% to 7.574%, due 2026 to 2035                                 795            794          794          794           794
Hedge-related basis adjustments                                       258            389          606          258           378
---------------------------------------------------------------------------------------------------------------------------------
        Total notes and debentures issued by the
          Parent Company                                           15,195         15,336       14,325        9,737         9,856
---------------------------------------------------------------------------------------------------------------------------------
NOTES ISSUED BY SUBSIDIARIES
Notes, primarily notes issued under global bank
  note programs, varying rates and terms to 2040                   10,386         11,630       13,686       14,698        16,639
Subordinated notes
  5.875% to 9.375%, due 2002 to 2006                                  925            925          925          925           925
  Bank, 5.80% to 7.875%, due 2006 to 2036                           2,544          2,544        2,548        2,548         2,548
  6.625% to 8.375%, due 2002 to 2007                                  574            574          571          570           570
---------------------------------------------------------------------------------------------------------------------------------
        Total notes issued by subsidiaries                         14,429         15,673       17,730       18,741        20,682
---------------------------------------------------------------------------------------------------------------------------------
OTHER DEBT
Trust preferred securities                                          2,986          2,989        2,993        2,007         2,027
Collateralized notes, floating rate, due 2006                       2,459          2,489        2,474        2,463             -
4.556% auto securitization financing, due 2008                        164            304          523          698           828
Advances from the Federal Home Loan Bank                            4,823          4,933        4,930        2,562         2,762
Capitalized leases                                                     23             25           26           18            19
Mortgage notes and other debt of subsidiaries                           7             10            9            6             6
Hedge-related basis adjustments                                      (150)           (26)         223         (172)          (88)
---------------------------------------------------------------------------------------------------------------------------------
        Total other debt                                           10,312         10,724       11,178        7,582         5,554
---------------------------------------------------------------------------------------------------------------------------------
        Total                                             $        39,936         41,733       43,233       36,060        36,092
=================================================================================================================================

TABLE 16
CHANGES IN STOCKHOLDERS' EQUITY

--------------------------------------------------------------------------------------------------------------------------------

                                                                                2002                                       2001
                                                                       --------------   ----------------------------------------

                                                                               FIRST      Fourth      Third    Second     First
(In millions)                                                                QUARTER     Quarter    Quarter   Quarter   Quarter
--------------------------------------------------------------------------------------------------------------------------------
Balance, beginning of period                                         $        28,455      28,506     16,144    16,081    15,347
--------------------------------------------------------------------------------------------------------------------------------
Comprehensive income
  Net income (loss)                                                              913         736       (334)      633       584
  Net unrealized gain (loss) on debt and equity securities                      (243)       (389)       903      (176)      290
  Net unrealized gain (loss) on derivative financial instruments                (104)       (169)       184      (138)      145
--------------------------------------------------------------------------------------------------------------------------------
       Total comprehensive income                                                566         178        753       319     1,019
Preferred shares issued                                                            -          23          -         -         -
Purchases of common stock                                                          -           -     (1,115)      (67)     (102)
Common stock issued for
  Stock options and restricted stock                                             131           6         13       (17)       90
  Dividend reinvestment plan                                                       -          15         14        15        14
  Acquisitions                                                                     -           -     12,811         -         -
Stock options issued in acquisition                                                -           -        187         -         -
Deferred compensation, net                                                       (33)         57        (64)       49       (52)
Cash dividends
  Preferred shares                                                                (6)         (6)         -         -         -
  Common shares                                                                 (328)       (324)      (237)     (236)     (235)
--------------------------------------------------------------------------------------------------------------------------------
Balance, end of period                                               $        28,785      28,455     28,506    16,144    16,081
================================================================================================================================

TABLE 17
CAPITAL RATIOS

----------------------------------------------------------------------------------------------------------------------------

                                                               2002                                                    2001
                                                      --------------   -----------------------------------------------------

                                                              FIRST         Fourth         Third       Second         First
(In millions)                                               QUARTER        Quarter       Quarter      Quarter       Quarter
----------------------------------------------------------------------------------------------------------------------------
CONSOLIDATED CAPITAL RATIOS (a)
Qualifying capital
  Tier 1 capital                                   $         19,706         18,999        18,447       14,631        14,212
  Total capital                                              30,402         29,878        29,641       22,727        22,408
Adjusted risk-weighted assets                               262,957        269,726       273,396      198,536       197,854
Adjusted leverage ratio assets                     $        302,835        306,745       255,326      243,660       241,814
Ratios
  Tier 1 capital                                               7.49 %         7.04          6.75         7.37          7.18
  Total capital                                               11.56          11.08         10.84        11.45         11.33
  Leverage                                                     6.51           6.19          7.22         6.00          5.88
STOCKHOLDERS' EQUITY TO ASSETS
  Quarter-end                                                  9.00           8.61          8.75         6.56          6.36
  Average                                                      9.18 %         8.95          7.60         6.48          6.46
============================================================================================================================
BANK CAPITAL RATIOS
Tier 1 capital
  First Union National Bank                                    7.86 %         7.55          7.18         7.62          7.38
  Wachovia Bank, N.A.                                          7.75           7.84          7.22            -             -
  First Union National Bank of Delaware                        9.35          12.51         12.32        12.61         11.97
  First National Bank of Atlanta                              15.98          13.24         18.86            -             -
Total capital
  First Union National Bank                                   12.09          11.68         11.36        11.61         11.39
  Wachovia Bank, N.A.                                         11.82          12.14         11.53            -             -
  First Union National Bank of Delaware                       10.72          13.98         14.53        14.39         13.82
  First National Bank of Atlanta                              16.00          13.27         18.95            -             -
Leverage
  First Union National Bank                                    6.60           6.29          6.03         6.12          5.95
  Wachovia Bank, N.A.                                          8.93           8.56          8.03            -             -
  First Union National Bank of Delaware                        6.86           7.92          8.38         7.97          8.08
  First National Bank of Atlanta                              10.15 %         9.28          7.20            -             -
============================================================================================================================

(a) Risk-based capital ratio guidelines require a minimum ratio of tier 1 capital to risk-weighted assets of 4.00 percent and a minimum ratio of total capital to risk-weighted assets of 8.00 percent. The minimum leverage ratio of tier 1 capital to adjusted average quarterly assets is from 3.00 percent to 4.00 percent.

TABLE 18
RISK MANAGEMENT DERIVATIVE FINANCIAL INSTRUMENTS (a)

-------------------------------------------------------------------------------------------------------------------------------

                                                                                                                MARCH 31, 2002
                                           ------------------------------------------------------------------------------------


                                                                      GROSS UNREALIZED                       IN-       AVERAGE
                                                NOTIONAL   ----------------------------               EFFECTIVE-   MATURITY IN
(In millions)                                     AMOUNT          GAINS     LOSSES (f)   EQUITY (g)     NESS (h)     YEARS (i)
-------------------------------------------------------------------------------------------------------------------------------
ASSET HEDGES
Cash flow hedges (b)
  Interest rate swaps                    $        51,827            508          (645)         (86)            4          5.70
  Interest rate options                            1,000              2             -            1             -          3.17
  Forward purchase commitments                     2,689              9             -            5             -          0.41
  Call option on eurodollar futures                  500              -             -            -             -          0.22
  Futures                                         12,025              -            (4)          (2)            -          0.25
Fair value hedges (c)
  Interest rate swaps                                 51              1            (1)           -             -          4.75
  Forward sale commitments                           779              4             -            -             2          0.07
  Futures                                            117              -             -            -             -          0.25
-----------------------------------------------------------------------------------------------------------------
        Total asset hedges               $        68,988            524          (650)         (82)            6          4.39
===============================================================================================================================
LIABILITY HEDGES
Cash flow hedges (d)
  Interest rate swaps                    $        36,322            266          (602)        (207)           (2)         5.46
  Interest rate options                           17,900             67            (7)          37             -          3.23
  Put options on Eurodollar futures                  900              -             -            -             -          0.22
  Futures                                         31,850              6          (145)         (86)            -          0.25
Fair value hedges (e)
  Interest rate swaps                             15,997            501          (132)           -             -          5.18
  Interest rate options                              300              2             -            -             -          1.21
-----------------------------------------------------------------------------------------------------------------
        Total liability hedges           $       103,269            842          (886)        (256)           (2)         3.37
===============================================================================================================================

(a) Includes only derivative financial instruments related to interest rate risk management activities. All of the company's other derivative financial instruments are classified as trading.
(b) Receive-fixed interest rate swaps with a notional amount of $50.1 billion, of which $11.1 billion are forward-starting, and with pay rates based on one-to-six month LIBOR are primarily designated as cash flow hedges of the variability in cash flows related to the forecasted interest rate resets of one-to-six month LIBOR-indexed loans. Pay-fixed interest rate swaps with a notional amount of $1.7 billion and with receive rates based on one-month LIBOR are designated as cash flow hedges of securities and have a loss, net of income taxes, of $52 million in accumulated other comprehensive income. An interest rate collar that qualifies as a net purchased option with a notional amount of $1.0 billion is designated as a cash flow hedge of the variability in cash flows related to the forecasted interest rate resets of one-month LIBOR-indexed loans, when one-month LIBOR is below the purchased floor or above the sold cap. Forward purchase commitments of $2.7 billion are designated as a cash flow hedge of the variability of the consideration to be paid in the forecasted purchase of available for sale securities that will occur upon gross settlement of the commitment in 2002. A purchased call option on Eurodollar futures with a notional amount of $500 million and Eurodollar futures with a notional amount of $12.0 billion are primarily designated as cash flow hedges of the variability in cash flows related to the forecasted interest rate resets of three-month LIBOR-indexed loans.
(c) Forward sale commitments of $779 million are designated as fair value hedges of mortgage loans in the warehouse.
(d) Derivatives with a notional amount of $79.2 billion are designated as cash flow hedges of the variability in cash flows attributable to the forecasted issuance of fixed rate short-term liabilities that are part of a rollover strategy, primarily repurchase agreements and deposit products. Of this amount, $31.8 billion are Eurodollar futures, $900 million are purchased put options on Eurodollar futures, $32.8 billion are pay-fixed interest rate swaps with receive rates based on one-to-three month LIBOR, of which $18.7 billion are forward-starting, and $10.9 billion are purchased options on pay-fixed swaps with a strike based on three-month LIBOR. Interest rate collars that qualify as net purchased options with a notional amount of $2.8 billion also hedge the forecasted issuance of fixed rate short-term liabilities, when three-month LIBOR is below the sold floor or between the purchased and written caps. Derivatives with a notional amount of $7.7 billion are primarily designated as cash flow hedges of the variability in cash flows related to the forecasted interest rate resets of one-to-three month LIBOR-indexed long-term debt. Of this amount, $3.5 billion are pay-fixed interest rate swaps with receive rates based on one-to-three month LIBOR and $4.2 billion are purchased options on pay-fixed swaps with a strike based on three-month LIBOR.
(e) Receive-fixed interest rate swaps with a notional amount of $16.0 billion and with pay rates based primarily on one-to-six month LIBOR are designated as fair value hedges of fixed rate liabilities, primarily CDs, long-term debt and bank notes.
(f) Represents the fair value of derivative financial instruments less accrued interest receivable or payable.
(g) At March 31, 2002, the net unrealized loss on derivatives included in accumulated other comprehensive income, which is a component of stockholders' equity, was $82 million, net of income taxes. Of this net of tax amount, a $338 million loss represents the effective portion of the net gains (losses) on derivatives that qualify as cash flow hedges, and a $256 million gain relates to terminated and/or redesignated derivatives. As of March 31, 2002, $318 million of net gains, net of income taxes, recorded in accumulated other comprehensive income are expected to be reclassified as interest income or expense during the next twelve months. The maximum length of time over which cash flow hedges are hedging the variability in future cash flows associated with the forecasted transactions is 22.52 years.
(h) In the three months ended March 31, 2002, gains in the amount of $4 million were recognized in other fee income representing the ineffective portion of the net gains (losses) on derivatives that qualify as cash flow and fair value hedges. In addition, net interest income in the three months ended March 31, 2002, was reduced by $3 million representing ineffectiveness of cash flow hedges caused by differences between the critical terms of the derivative and the hedged item, primarily differences in reset dates.
(i)  Estimated maturity approximates average life.

TABLE 19
RISK MANAGEMENT DERIVATIVE FINANCIAL INSTRUMENTS - EXPECTED MATURITIES

-------------------------------------------------------------------------------------------------------------------------------

                                                                                                                MARCH 31, 2002
                                             ----------------------------------------------------------------------------------

                                                  1 YEAR           1 -2         2 -5         5 -10      AFTER 10
(In millions)                                    OR LESS          YEARS        YEARS         YEARS         YEARS         TOTAL
-------------------------------------------------------------------------------------------------------------------------------
CASH FLOW ASSET HEDGES
Notional amount - swaps                    $       8,568          1,500       16,009        19,492         6,258        51,827
Notional amount - other                            9,214          6,000        1,000             -             -        16,214
Weighted average receive rate (a)                   5.53  %        5.88         5.64          4.46          5.95          5.12
Weighted average pay rate (a)                       1.99  %        1.93         2.08          1.89          2.04          1.97
Unrealized gain (loss)                     $         108             33           61          (315)          (17)         (130)
-------------------------------------------------------------------------------------------------------------------------------
FAIR VALUE ASSET HEDGES
Notional amount - swaps                    $           -              -           45             -             6            51
Notional amount - other                              779             30           77            10             -           896
Weighted average receive rate (a)                      -  %           -         1.80             -          1.83          1.83
Weighted average pay rate (a)                          -  %           -         4.31             -          7.36          7.36
Unrealized gain (loss)                     $           4              -            1             -            (1)            4
-------------------------------------------------------------------------------------------------------------------------------
CASH FLOW LIABILITY HEDGES
Notional amount - swaps                    $       8,755            675       14,712         7,515         4,665        36,322
Notional amount - other                           26,450          4,000       11,700         8,500             -        50,650
Weighted average receive rate (a)                   1.91  %        1.89         1.98          1.95          1.91          1.95
Weighted average pay rate (a)                       5.07  %        4.69         4.91          7.14          6.47          5.72
Unrealized gain (loss)                     $        (140)           (12)          33           (51)         (245)         (415)
-------------------------------------------------------------------------------------------------------------------------------
FAIR VALUE LIABILITY HEDGES
Notional amount - swaps                    $         875            650        9,000         4,950           522        15,997
Notional amount - other                                -            300            -             -             -           300
Weighted average receive rate (a)                   7.27  %        6.35         6.53          6.72          6.66          6.63
Weighted average pay rate (a)                       1.96  %        1.88         2.19          2.19          1.91          2.16
Unrealized gain (loss)                     $          18              9          241            88            15           371
===============================================================================================================================

(a) Weighted average receive and pay rates include the impact of currently effective interest rate swaps and basis swaps only and not the impact of forward-starting interest rate swaps. All of the interest rate swaps have variable pay or receive rates based on one-to-six month LIBOR, and they are the pay or receive rates in effect at March 31, 2002.

TABLE 20
RISK MANAGEMENT DERIVATIVE FINANCIAL INSTRUMENTS ACTIVITY

-----------------------------------------------------------------------------------------------------------------------

                                                                                   Asset      Liability
(In millions)                                                                     Hedges         Hedges          Total
-----------------------------------------------------------------------------------------------------------------------
Balance, December 31, 2001                                               $        45,199         84,129        129,328
Additions                                                                         26,578         38,132         64,710
Maturities and amortizations                                                      (2,489)       (16,532)       (19,021)
Terminations                                                                        (300)        (2,435)        (2,735)
Redesignations and transfers to trading account assets                                 -            (25)           (25)
-----------------------------------------------------------------------------------------------------------------------
BALANCE, MARCH 31, 2002                                                  $        68,988        103,269        172,257
=======================================================================================================================

WACHOVIA CORPORATION AND SUBSIDIARIES

NET INTEREST INCOME SUMMARIES

----------------------------------------------------------------------------------------------------------------------------------

                                                                       FIRST QUARTER 2002                     FOURTH QUARTER 2001
                                                      ------------------------------------    ------------------------------------

                                                                                  AVERAGE                                 Average
                                                                    INTEREST        RATES                    Interest       Rates
                                                        AVERAGE      INCOME/      EARNED/        Average      Income/     Earned/
(In millions)                                          BALANCES      EXPENSE         PAID       Balances      Expense        Paid
----------------------------------------------------------------------------------------------------------------------------------
ASSETS
Interest-bearing bank balances                      $     4,341           22         2.07 %   $    3,333           21        2.50 %
Federal funds sold and securities
  purchased under resale agreements                      12,020           93         3.13         11,784           99        3.32
Trading account assets (a)                               14,703          165         4.53         14,552          175        4.81
Securities (a)                                           56,287          884         6.29         55,708          905        6.49
Loans (a) (b)
  Commercial
    Commercial, financial and agricultural               59,927        1,049         7.10         62,220        1,202        7.67
    Real estate - construction and other                  8,126           86         4.28          7,919          101        5.02
    Real estate - mortgage                               17,163          238         5.61         17,139          263        6.10
    Lease financing                                       7,442          193        10.37          7,578          199       10.51
    Foreign                                               6,831           62         3.71          7,374           81        4.34
-----------------------------------------------------------------------------                 ------------------------
        Total commercial                                 99,489        1,628         6.62        102,230        1,846        7.17
-----------------------------------------------------------------------------                 ------------------------
  Consumer
    Real estate - mortgage                               21,444          354         6.60         24,032          414        6.90
    Installment loans and vehicle leasing                36,131          668         7.49         36,577          724        7.87
-----------------------------------------------------------------------------                 ------------------------
        Total consumer                                   57,575        1,022         7.16         60,609        1,138        7.49
-----------------------------------------------------------------------------                 ------------------------
        Total loans                                     157,064        2,650         6.82        162,839        2,984        7.29
-----------------------------------------------------------------------------                 ------------------------
Other earning assets                                     11,073          140         5.13         11,668          179        6.11
-----------------------------------------------------------------------------                 ------------------------
        Total earning assets                            255,488        3,954         6.24        259,884        4,363        6.68
                                                                  ========================                 ========================
Cash and due from banks                                  10,047                                    9,814
Other assets                                             49,281                                   49,024
----------------------------------------------------------------                              -----------
        Total assets                                $   314,816                               $  318,722
================================================================                              ===========
LIABILITIES AND
  STOCKHOLDERS' EQUITY
  Interest-bearing deposits
    Savings and NOW accounts                             48,931          175         1.45         47,527          222        1.85
    Money market accounts                                38,974          271         2.82         36,306          289        3.16
    Other consumer time                                  38,182          399         4.24         40,951          484        4.69
    Foreign                                               7,578           35         1.85          8,603           56        2.58
    Other time                                            6,735           35         2.17          9,043           65        2.81
-----------------------------------------------------------------------------                 ------------------------
        Total interest-bearing deposits                 140,400          915         2.64        142,430        1,116        3.11
  Federal funds purchased and securities
    sold under repurchase agreements                     31,940          211         2.68         33,028          298        3.59
  Commercial paper                                        3,435           10         1.15          3,709           29        3.07
  Other short-term borrowings                            10,550           65         2.51          9,617           45        1.86
  Long-term debt                                         41,057          276         2.69         42,979          391        3.64
-----------------------------------------------------------------------------                 ------------------------
        Total interest-bearing liabilities              227,382        1,477         2.63        231,763        1,879        3.22
                                                                  ========================                 =======================
  Noninterest-bearing deposits                           37,603                                   37,042
  Other liabilities                                      20,928                                   21,377
  Stockholders' equity                                   28,903                                   28,540
----------------------------------------------------------------                              -----------
        Total liabilities and stockholders' equity  $   314,816                               $  318,722
================================================================                              ===========
Interest income and rate earned                                 $      3,954         6.24 %              $      4,363        6.68 %
Interest expense and equivalent rate paid                              1,477         2.34                       1,879        2.87
------------------------------------------------------------------------------------------                 -----------------------
Net interest income and margin (c)                              $      2,477         3.90 %              $      2,484        3.81 %
==========================================================================================                 =======================

(a) Yields related to securities and loans exempt from federal and state income taxes are stated on a fully tax-equivalent basis.
They are reduced by the nondeductible portion of interest expense, assuming a federal tax rate of 35 percent and applicable state tax rates. Lease financing amounts include related deferred income taxes.
(b) The loan averages are stated net of unearned income, and the averages include loans on which the accrual of interest has been discontinued.

    -------------------------------------------------------------------------------------------------------------------------

                     THIRD QUARTER 2001                        SECOND QUARTER 2001                        FIRST QUARTER 2001
    -------------------------------------------------------------------------------------------------------------------------

                                Average                                    Average                                   Average
                   Interest       Rates                       Interest       Rates                      Interest       Rates
       Average      Income/     Earned/           Average      Income/     Earned/          Average      Income/     Earned/
      Balances      Expense        Paid          Balances      Expense        Paid         Balances      Expense        Paid
    -------------------------------------------------------------------------------------------------------------------------

 $       1,740           17        3.86 %   $       2,529           29        4.57 %   $      1,826           25        5.69 %

        10,031          107        4.25             8,923           99        4.41            7,036           95        5.49
        14,572          199        5.43            13,965          202        5.78           13,315          206        6.24
        50,621          877        6.93            49,931          899        7.21           50,417          945        7.50


        55,490        1,142        8.17            53,160        1,098        8.29           53,416        1,130        8.56
         4,512           66        5.88             3,193           52        6.56            3,231           62        7.76
        10,923          184        6.66             8,525          149        7.01            9,195          180        7.95
         6,441          168       10.42             6,075          157       10.29            6,084          161       10.62
         6,267           83        5.26             5,425           83        6.12            5,344           92        7.01
   -------------------------                  -------------------------                  ------------------------
        83,633        1,643        7.80            76,378        1,539        8.08           77,270        1,625        8.51
   -------------------------                  -------------------------                  ------------------------

        19,816          353        7.12            17,435          318        7.29           17,610          331        7.52
        29,577          637        8.57            25,399          572        9.02           24,970          580        9.41
   -------------------------                  -------------------------                  ------------------------
        49,393          990        7.99            42,834          890        8.32           42,580          911        8.63
   -------------------------                  -------------------------                  ------------------------
       133,026        2,633        7.87           119,212        2,429        8.17          119,850        2,536        8.55
   -------------------------                  -------------------------                  ------------------------
         9,682          155        6.35            10,113          193        7.68           11,276          250        8.96
   -------------------------                  -------------------------                  ------------------------
       219,672        3,988        7.23           204,673        3,851        7.54          203,720        4,057        8.03
                 =======================                    =======================                   =======================
         8,357                                      7,568                                     7,749
        39,337                                     35,013                                    34,000
   ------------                               ------------                               -----------
 $     267,366                              $     247,254                              $    245,469
   ============                               ============                               ===========



        41,897          259        2.46            39,640          267        2.70           38,756          264        2.76
        24,904          269        4.28            18,746          225        4.81           17,941          200        4.52
        35,484          474        5.30            33,268          477        5.76           34,452          506        5.96
         7,441           71        3.74             6,357           73        4.62            6,851           94        5.59
        10,574          110        4.13            11,587          150        5.20           12,239          189        6.27
   -------------------------                  -------------------------                  ------------------------
       120,300        1,183        3.90           109,598        1,192        4.36          110,239        1,253        4.61

        26,982          332        4.87            27,128          356        5.27           25,005          378        6.13
         2,950           25        3.36             2,435           25        4.08            2,540           33        5.32
         9,870           60        2.45             9,809           73        2.98            9,580           82        3.46
        38,220          414        4.34            36,254          463        5.11           36,631          577        6.30
   -------------------------                  -------------------------                  ------------------------
       198,322        2,014        4.04           185,224        2,109        4.57          183,995        2,323        5.10
                 =======================                    =======================                   =======================
        29,918                                     27,381                                    27,043
        18,796                                     18,623                                    18,585
        20,330                                     16,026                                    15,846
   ------------                               ------------                               -----------
 $     267,366                              $     247,254                              $    245,469
   ============                               ============                               ===========
               $      3,988        7.23 %                 $      3,851        7.54 %                $      4,057        8.03 %
                      2,014        3.65                          2,109        4.13                         2,323        4.61
                 -----------------------                    -----------------------                   -----------------------
               $      1,974        3.58 %                 $      1,742        3.41 %                $      1,734        3.42 %
                 =======================                    =======================                   =======================

(c) The net interest margin includes (in basis points): 47, 27, 18, 13 and 14 in the first quarter of 2002, and in the fourth, third, second and first quarters of 2001, respectively, in net interest income from hedge-related derivative transactions.

WACHOVIA CORPORATION AND SUBSIDIARIES

CONSOLIDATED CONDENSED STATEMENT OF INCOME

---------------------------------------------------------------------------------------------------------------------------------

                                                                                               THREE MONTHS ENDED MARCH 31, 2002
                                                                                 ------------------------------------------------

                                                                                                          MERGER-
                                                                                                          RELATED
                                                                                                              AND
                                                                                    OPERATING       RESTRUCTURING             AS
(In millions, except per share data)                                                 EARNINGS             CHARGES       REPORTED
---------------------------------------------------------------------------------------------------------------------------------
Net interest income                                                           $         2,426                   -          2,426
Provision for loan losses                                                                 339                   -            339
---------------------------------------------------------------------------------------------------------------------------------
Net interest income after
  provision for loan losses                                                             2,087                   -          2,087
---------------------------------------------------------------------------------------------------------------------------------
Fee and other income
    Asset sales and securitization                                                         93                   -             93
    Other fee and other income                                                          1,934                   -          1,934
---------------------------------------------------------------------------------------------------------------------------------
        Total fee and other income                                                      2,027                   -          2,027
---------------------------------------------------------------------------------------------------------------------------------
Noninterest expense
  Merger-related and restructuring charges
    Personnel and employee termination benefits                                             -                  37             37
    Occupancy and equipment                                                                 -                  41             41
    Gain on regulatory-mandated branch sales                                                -                (121)          (121)
    Contract cancellations and system conversions                                           -                  18             18
    Other                                                                                   -                  16             16
---------------------------------------------------------------------------------------------------------------------------------
      Total First Union/Wachovia merger-related and restructuring charges                   -                  (9)            (9)
    Merger-related charges from other mergers                                               -                   1              1
---------------------------------------------------------------------------------------------------------------------------------
      Total merger-related and restructuring charges                                        -                  (8)            (8)
  Other noninterest expense                                                             2,777                   -          2,777
---------------------------------------------------------------------------------------------------------------------------------
        Total noninterest expense                                                       2,777                  (8)         2,769
---------------------------------------------------------------------------------------------------------------------------------
Income before income taxes                                                              1,337                   8          1,345
Income taxes                                                                              429                   3            432
---------------------------------------------------------------------------------------------------------------------------------
        Net income                                                                        908                   5            913
---------------------------------------------------------------------------------------------------------------------------------
Dividends on preferred stock                                                                6                   -              6
---------------------------------------------------------------------------------------------------------------------------------
        Net income available to common stockholders                           $           902                   5            907
=================================================================================================================================
Diluted earnings per common share                                             $          0.66                   -           0.66
=================================================================================================================================

WACHOVIA CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATING EARNINGS (a)

---------------------------------------------------------------------------------------------------------------------------------

                                                                      2002                                                  2001
                                                              -------------   ---------------------------------------------------

                                                                     FIRST        Fourth         Third       Second        First
(In millions, except per share data)                               QUARTER       Quarter       Quarter      Quarter      Quarter
---------------------------------------------------------------------------------------------------------------------------------
INTEREST INCOME
Interest and fees on loans                                  $        2,637         2,970         2,621        2,420        2,526
Interest and dividends on securities                                   856           876           852          881          925
Trading account interest                                               155           166           192          198          204
Other interest income                                                  255           299           279          321          370
---------------------------------------------------------------------------------------------------------------------------------
        Total interest income                                        3,903         4,311         3,944        3,820        4,025
---------------------------------------------------------------------------------------------------------------------------------
INTEREST EXPENSE
Interest on deposits                                                   915         1,116         1,183        1,192        1,253
Interest on short-term borrowings                                      286           372           417          454          493
Interest on long-term debt                                             276           391           414          463          577
---------------------------------------------------------------------------------------------------------------------------------
        Total interest expense                                       1,477         1,879         2,014        2,109        2,323
---------------------------------------------------------------------------------------------------------------------------------
Net interest income                                                  2,426         2,432         1,930        1,711        1,702
Provision for loan losses                                              339           381           244          223          219
---------------------------------------------------------------------------------------------------------------------------------
Net interest income after provision for loan losses                  2,087         2,051         1,686        1,488        1,483
---------------------------------------------------------------------------------------------------------------------------------
FEE AND OTHER INCOME
Service charges and fees                                               661           672           541          486          468
Commissions                                                            464           448           356          389          375
Fiduciary and asset management fees                                    477           478           400          384          381
Advisory, underwriting and other investment banking fees               240           223           177          238          198
Principal investing                                                    (90)          (21)         (585)         (58)         (43)
Other income                                                           275           260           147          190          167
---------------------------------------------------------------------------------------------------------------------------------
        Total fee and other income                                   2,027         2,060         1,036        1,629        1,546
---------------------------------------------------------------------------------------------------------------------------------
NONINTEREST EXPENSE
Salaries and employee benefits                                       1,663         1,663         1,374        1,363        1,329
Occupancy                                                              195           210           176          155          163
Equipment                                                              226           247           214          198          205
Advertising                                                             19            21            15           11            9
Communications and supplies                                            134           142           117          111          110
Professional and consulting fees                                        88           113            79           69           73
Goodwill and other intangible amortization                             168           251           117           77           78
Sundry expense                                                         284           295           218          185          171
---------------------------------------------------------------------------------------------------------------------------------
        Total noninterest expense                                    2,777         2,942         2,310        2,169        2,138
---------------------------------------------------------------------------------------------------------------------------------
Income before income taxes                                           1,337         1,169           412          948          891
Income taxes                                                           429           370           114          299          281
---------------------------------------------------------------------------------------------------------------------------------
        Net operating earnings                              $          908           799           298          649          610
=================================================================================================================================
Diluted earnings per common share                           $         0.66          0.58          0.27         0.66         0.62
=================================================================================================================================

(a)  Operating earnings exclude merger-related, restructuring and other charges and gains.

WACHOVIA CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

---------------------------------------------------------------------------------------------------------------------------------

                                                                      2002                                                  2001
                                                                 ----------   ---------------------------------------------------

                                                                     FIRST        Fourth         Third       Second        First
(In millions, except per share data)                               QUARTER       Quarter       Quarter      Quarter      Quarter
---------------------------------------------------------------------------------------------------------------------------------
ASSETS
Cash and due from banks                                        $    10,038        13,917        10,051        8,665        7,857
Interest-bearing bank balances                                       3,356         6,875         2,128        1,666        2,971
Federal funds sold and securities purchased under
  resale agreements (carrying amount of collateral held
  $4,587 at March 31, 2002, $3,018 repledged)                       13,154        13,919         9,354        9,161       11,866
---------------------------------------------------------------------------------------------------------------------------------
        Total cash and cash equivalents                             26,548        34,711        21,533       19,492       22,694
---------------------------------------------------------------------------------------------------------------------------------
Trading account assets                                              28,227        25,386        26,763       23,181       20,431
Securities                                                          57,382        58,467        56,929       48,055       51,528
Loans, net of unearned income                                      162,294       163,801       169,680      122,492      122,853
  Allowance for loan losses                                         (2,986)       (2,995)       (3,039)      (1,760)      (1,759)
---------------------------------------------------------------------------------------------------------------------------------
        Loans, net                                                 159,308       160,806       166,641      120,732      121,094
---------------------------------------------------------------------------------------------------------------------------------
Premises and equipment                                               5,596         5,719         5,775        4,852        4,968
Due from customers on acceptances                                      888           745           796          856          894
Goodwill                                                            10,728        10,616        10,496        3,476        3,524
Intangible assets                                                    1,988         2,156         2,441          149          166
Other assets                                                        29,188        31,846        34,523       25,148       27,650
---------------------------------------------------------------------------------------------------------------------------------
        Total assets                                           $   319,853       330,452       325,897      245,941      252,949
=================================================================================================================================
LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits
  Noninterest-bearing deposits                                      39,323        43,464        36,382       29,633       28,582
  Interest-bearing deposits                                        140,710       143,989       144,167      108,934      112,213
---------------------------------------------------------------------------------------------------------------------------------
        Total deposits                                             180,033       187,453       180,549      138,567      140,795
Short-term borrowings                                               46,559        44,385        44,303       34,754       39,719
Bank acceptances outstanding                                           892           762           798          859          902
Trading account liabilities                                         10,261        11,437        10,084        7,907        8,130
Other liabilities                                                   13,387        16,227        18,424       11,650       11,230
Long-term debt                                                      39,936        41,733        43,233       36,060       36,092
---------------------------------------------------------------------------------------------------------------------------------
        Total liabilities                                          291,068       301,997       297,391      229,797      236,868
---------------------------------------------------------------------------------------------------------------------------------
STOCKHOLDERS' EQUITY
Dividend Equalization Preferred shares, no par value,
  97 million shares issued and outstanding at March 31, 2002            11            17             -            -            -
Common stock, $3.33-1/3 par value; authorized 3 billion
  shares, outstanding 1.368 billion shares at March 31, 2002         4,559         4,539         4,537        3,264        3,271
Paid-in capital                                                     17,989        17,911        17,835        6,345        6,307
Retained earnings                                                    6,136         5,551         5,139        6,627        6,281
Accumulated other comprehensive income, net                             90           437           995          (92)         222
---------------------------------------------------------------------------------------------------------------------------------
        Total stockholders' equity                                  28,785        28,455        28,506       16,144       16,081
---------------------------------------------------------------------------------------------------------------------------------
        Total liabilities and stockholders' equity             $   319,853       330,452       325,897      245,941      252,949
=================================================================================================================================

WACHOVIA CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME (LOSS)

---------------------------------------------------------------------------------------------------------------------------------

                                                                       2002                                                 2001
                                                               -------------   --------------------------------------------------

                                                                      FIRST        Fourth        Third       Second        First
(In millions, except per share data)                                QUARTER       Quarter      Quarter      Quarter      Quarter
---------------------------------------------------------------------------------------------------------------------------------
INTEREST INCOME
Interest and fees on loans                                   $        2,637         2,970        2,621        2,420        2,526
Interest and dividends on securities                                    856           876          852          881          925
Trading account interest                                                155           166          192          198          204
Other interest income                                                   255           299          279          321          370
---------------------------------------------------------------------------------------------------------------------------------
        Total interest income                                         3,903         4,311        3,944        3,820        4,025
---------------------------------------------------------------------------------------------------------------------------------
INTEREST EXPENSE
Interest on deposits                                                    915         1,116        1,183        1,192        1,253
Interest on short-term borrowings                                       286           372          417          454          493
Interest on long-term debt                                              276           391          414          463          577
---------------------------------------------------------------------------------------------------------------------------------
        Total interest expense                                        1,477         1,879        2,014        2,109        2,323
---------------------------------------------------------------------------------------------------------------------------------
Net interest income                                                   2,426         2,432        1,930        1,711        1,702
Provision for loan losses                                               339           381        1,124          223          219
---------------------------------------------------------------------------------------------------------------------------------
Net interest income after provision for loan losses                   2,087         2,051          806        1,488        1,483
---------------------------------------------------------------------------------------------------------------------------------
FEE AND OTHER INCOME
Service charges and fees                                                661           672          541          486          468
Commissions                                                             464           448          356          389          375
Fiduciary and asset management fees                                     477           478          400          384          381
Advisory, underwriting and other investment banking fees                240           223          177          238          198
Principal investing                                                     (90)          (21)        (585)         (58)         (43)
Other income                                                            275           260          143          191          195
---------------------------------------------------------------------------------------------------------------------------------
        Total fee and other income                                    2,027         2,060        1,032        1,630        1,574
---------------------------------------------------------------------------------------------------------------------------------
NONINTEREST EXPENSE
Salaries and employee benefits                                        1,663         1,663        1,374        1,400        1,373
Occupancy                                                               195           210          176          180          164
Equipment                                                               226           247          214          207          211
Advertising                                                              19            21           15           16           14
Communications and supplies                                             134           142          117          111          110
Professional and consulting fees                                         88           113           79           84           83
Goodwill and other intangible amortization                              168           251          117           77           78
Merger-related and restructuring charges                                 (8)           88           85          (69)           2
Sundry expense                                                          284           295          218          191          174
---------------------------------------------------------------------------------------------------------------------------------
        Total noninterest expense                                     2,769         3,030        2,395        2,197        2,209
---------------------------------------------------------------------------------------------------------------------------------
Income (loss) before income taxes (benefits)                          1,345         1,081         (557)         921          848
Income taxes (benefits)                                                 432           345         (223)         288          264
---------------------------------------------------------------------------------------------------------------------------------
        Net income (loss)                                               913           736         (334)         633          584
Dividends on preferred stock                                              6             6            -            -            -
---------------------------------------------------------------------------------------------------------------------------------
        Net income (loss) available to common stockholders   $          907           730         (334)         633          584
=================================================================================================================================
PER COMMON SHARE DATA
Basic earnings                                               $         0.67          0.54        (0.31)        0.65         0.60
Diluted earnings                                                       0.66          0.54        (0.31)        0.64         0.59
Cash dividends                                               $         0.24          0.24         0.24         0.24         0.24
AVERAGE COMMON SHARES
Basic                                                                 1,355         1,352        1,094          969          968
Diluted                                                               1,366         1,363        1,105          978          976
=================================================================================================================================

WACHOVIA CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

----------------------------------------------------------------------------------------------------------------------------

                                                                                                         Three Months Ended
                                                                                                                  March 31,
                                                                                                   -------------------------

(In millions)                                                                                             2002         2001
----------------------------------------------------------------------------------------------------------------------------
OPERATING ACTIVITIES
Net income                                                                                      $          913          584
Adjustments to reconcile net income to net cash provided (used) by operating activities
  Accretion and amortization of securities discounts and premiums, net                                       7           44
  Provision for loan losses                                                                                339          219
  Securitization (gains) losses                                                                            (93)          32
  Gain on sale of mortgage servicing rights                                                                (15)         (12)
  Securities transactions                                                                                    6           16
  Depreciation, goodwill and other amortization                                                            412          284
  Trading account assets, net                                                                           (2,841)       1,228
  Mortgage loans held for resale                                                                           866         (823)
  (Gain) loss on sales of premises and equipment                                                             2           (1)
  Other assets, net                                                                                      1,835        1,835
  Trading account liabilities, net                                                                      (1,176)         655
  Other liabilities, net                                                                                (2,744)      (3,016)
----------------------------------------------------------------------------------------------------------------------------
        Net cash provided (used) by operating activities                                                (2,489)       1,045
----------------------------------------------------------------------------------------------------------------------------
INVESTING ACTIVITIES
Increase (decrease) in cash realized from
  Sales of securities                                                                                    7,186        2,771
  Maturities of securities                                                                               3,711        1,313
  Purchases of securities                                                                               (9,359)      (4,870)
  Origination of loans, net                                                                                348          (45)
  Sales of premises and equipment                                                                           41           38
  Purchases of premises and equipment                                                                      (99)        (160)
  Goodwill and other intangible assets, net                                                               (112)        (102)
  Purchase of bank-owned separate account life insurance                                                   (46)         (21)
  Cash equivalents acquired, net of purchases of banking organizations                                       -          (13)
----------------------------------------------------------------------------------------------------------------------------
        Net cash provided (used) by investing activities                                                 1,670       (1,089)
----------------------------------------------------------------------------------------------------------------------------
FINANCING ACTIVITIES
Increase (decrease) in cash realized from
  Sales of deposits, net                                                                                (7,420)      (1,873)
  Securities sold under repurchase agreements and other short-term borrowings, net                       2,174          271
  Issuances of long-term debt                                                                              188        2,470
  Payments of long-term debt                                                                            (1,985)      (2,187)
  Sales of common stock                                                                                     33            9
  Purchases of common stock                                                                                  -         (102)
  Cash dividends paid                                                                                     (334)        (235)
----------------------------------------------------------------------------------------------------------------------------
        Net cash used by financing activities                                                           (7,344)      (1,647)
----------------------------------------------------------------------------------------------------------------------------
        Decrease in cash and cash equivalents                                                           (8,163)      (1,691)
        Cash and cash equivalents, beginning of year                                                    34,711       24,385
----------------------------------------------------------------------------------------------------------------------------
        Cash and cash equivalents, end of period                                                $       26,548       22,694
============================================================================================================================
NONCASH ITEMS
Transfer to securities from loans                                                               $          858           95
Transfer to securities from other assets                                                                     -          908
Transfer to other assets from loans, net                                                        $           46          282
============================================================================================================================